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                                  $250,000,000

              AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT

                                 By and Between

                         HORIZON HEALTHCARE CORPORATION,

               THE BOATMEN'S NATIONAL BANK OF ST. LOUIS, AS AGENT,

                                       and

                    THE BOATMEN'S NATIONAL BANK OF ST. LOUIS,

                      FIRST INTERSTATE BANK OF TEXAS, N.A.,

                           NATIONSBANK OF TEXAS, N.A.,

              BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION,

                       SUNWEST BANK OF ALBUQUERQUE, N.A.,

                         PNC BANK, NATIONAL ASSOCIATION

                                       AND

                        SHAWMUT BANK CONNECTICUT, N.A.,

                                   AS LENDERS


                                 March 16, 1995
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                                TABLE OF CONTENTS


1.        General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

1.1.      Terms Defined Herein.. . . . . . . . . . . . . . . . . . . . . . .   1

1.2.      Accounting Terms with GAAP Meanings. . . . . . . . . . . . . . . .   1

1.3.      Prior Loan Agreement.. . . . . . . . . . . . . . . . . . . . . . .   1

2.        Commitments.   . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.1.      Revolving Loan Commitment. . . . . . . . . . . . . . . . . . . . .   1

2.1.1.    Limitation on Revolving Advances.. . . . . . . . . . . . . . . . .   1

2.1.2.    Definition of Maximum Available Amount.. . . . . . . . . . . . . .   2

2.1.3.    Definition of Aggregate Revolving Commitment.. . . . . . . . . . .   2

2.2.      LC Commitment. . . . . . . . . . . . . . . . . . . . . . . . . . .   2

3.        Notes and Reimbursement Agreement. . . . . . . . . . . . . . . . .   2

3.1.      Revolving Note.. . . . . . . . . . . . . . . . . . . . . . . . . .   2

3.2.      LC Reimbursement Agreement.. . . . . . . . . . . . . . . . . . . .   2

4.        Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

4.1.      Rates Until Maturity on Revolving Advances . . . . . . . . . . . .   2

4.1.1.    Definition of Adjusted LIBOR Rate. . . . . . . . . . . . . . . . .   3

4.1.2.    Definition of Adjusted CBR.. . . . . . . . . . . . . . . . . . . .   4

4.1.3.    Interest Periods for LIBOR Advances. . . . . . . . . . . . . . . .   4

4.2.      Rate on LC Draws.. . . . . . . . . . . . . . . . . . . . . . . . .   5

4.3.      Conversions/Continuations. . . . . . . . . . . . . . . . . . . . .   5

4.4.      Rate After Maturity. . . . . . . . . . . . . . . . . . . . . . . .   5

4.5.      Rate After Event of Default. . . . . . . . . . . . . . . . . . . .   5

4.6.      Time of Accrual. . . . . . . . . . . . . . . . . . . . . . . . . .   5

4.7.      Computation. . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
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4.8.      Usury. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

5.        Fees.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

5.1.      Facility Fee . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

5.2.      Non-Use Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

5.3.      LC Standby Fees. . . . . . . . . . . . . . . . . . . . . . . . . .   7

6.        Payments.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

6.1.      Scheduled Payments.. . . . . . . . . . . . . . . . . . . . . . . .   7

6.1.1.    Interest.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

6.1.2.    Principal and Other Payments.. . . . . . . . . . . . . . . . . . .   7

6.2.      Prepayments. . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

6.2.1.    Voluntary. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

6.2.2.    Mandatory. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

6.3.      Manner of Payments and Timing of Application of Payments . . . . .   8

6.3.1.    Payment Requirement. . . . . . . . . . . . . . . . . . . . . . . .   8

6.3.2.    Application of Payments. . . . . . . . . . . . . . . . . . . . . .   8

6.3.3.    Interest Calculation.. . . . . . . . . . . . . . . . . . . . . . .   8

6.4.      Due Dates Not on Business Days.. . . . . . . . . . . . . . . . . .   9

7.        Borrowing Procedure; Procedure for Requesting LCs; Funding LC
            Draws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

7.1.      Borrowing Procedure for Revolving Advances.. . . . . . . . . . . .   9

7.1.1.    Revolving Advance Requests by Borrower.. . . . . . . . . . . . . .   9

7.1.2.    Disbursement of Funds. . . . . . . . . . . . . . . . . . . . . . .   9

7.2.      Issuance of LCs; Funding LC Draws. . . . . . . . . . . . . . . . .   9

7.2.1.    Procedure for Requesting LCs.. . . . . . . . . . . . . . . . . . .   9

7.2.2.    Participations in Issued LCs.. . . . . . . . . . . . . . . . . . .  10

7.3.      Agent's Notice to Lenders; Funds Deposit.. . . . . . . . . . . . .  10

7.3.1.    Revolving Advances.. . . . . . . . . . . . . . . . . . . . . . . .  10

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7.3.2.    Funding LC Draws.. . . . . . . . . . . . . . . . . . . . . . . . .  10

7.4.      Revolving Advances Ratable.. . . . . . . . . . . . . . . . . . . .  11

7.5.      Agent's Availability Assumption. . . . . . . . . . . . . . . . . .  11

8.        Cancellation and Reduction of Commitment . . . . . . . . . . . . .  12

8.1.      [intentionally left blank].. . . . . . . . . . . . . . . . . . . .  12

8.2.      Voluntary By Borrower. . . . . . . . . . . . . . . . . . . . . . .  12

8.3.      By Agent for Default.. . . . . . . . . . . . . . . . . . . . . . .  12

9.        Collateral and Guaranty. . . . . . . . . . . . . . . . . . . . . .  12

9.1.      Collateral.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

9.2.      Guaranty.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

9.3.      Security Interests.. . . . . . . . . . . . . . . . . . . . . . . .  13

9.4.      Existing Security Documents. . . . . . . . . . . . . . . . . . . .  13

10.       Yield Protection and LIBOR Matters.. . . . . . . . . . . . . . . .  14

10.1.     Compensation for Increase In LIBOR Advance Costs.. . . . . . . . .  14

10.2.     Suspension of Obligation to Make LIBOR Advances. . . . . . . . . .  14

10.3.     Capital Adequacy Reimbursement . . . . . . . . . . . . . . . . . .  15

10.4.     Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . .  15

11.       Conditions of Lending. . . . . . . . . . . . . . . . . . . . . . .  16

11.1.     Conditions to Initial Revolving Advance. . . . . . . . . . . . . .  16

11.1.1.   Executed Documents.. . . . . . . . . . . . . . . . . . . . . . . .  16

11.1.2.   Financial Condition. . . . . . . . . . . . . . . . . . . . . . . .  16

11.1.3.   No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

11.1.4.   Representations and Warranties . . . . . . . . . . . . . . . . . .  16

11.1.5.   Material Adverse Change. . . . . . . . . . . . . . . . . . . . . .  16

11.1.6.   Pending Material Proceedings.. . . . . . . . . . . . . . . . . . .  16

11.1.7.   Payment of Fees. . . . . . . . . . . . . . . . . . . . . . . . . .  17

11.1.8.   Legal Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . .  17

11.1.9.   [intentionally left blank].. . . . . . . . . . . . . . . . . . . .  17

11.1.10.        Additional Matters   . . . . . . . . . . . . . . . . . . . .  17

11.2.     Conditions to Subsequent Revolving Advances and LCs. . . . . . . .  17

11.2.1.   General Conditions . . . . . . . . . . . . . . . . . . . . . . . .  17

11.2.2.   Representations and Warranties . . . . . . . . . . . . . . . . . .  17

11.2.3.   No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

11.2.4.   Other Approvals. . . . . . . . . . . . . . . . . . . . . . . . . .  17

12.       Representations and Warranties . . . . . . . . . . . . . . . . . .  17

12.1.     Organization and Existence . . . . . . . . . . . . . . . . . . . .  17

12.2.     Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . .  17

12.3.     Due Execution. . . . . . . . . . . . . . . . . . . . . . . . . . .  17

12.4.     Enforceability of Loan Documents . . . . . . . . . . . . . . . . .  18

12.5.     Burdensome Obligations . . . . . . . . . . . . . . . . . . . . . .  18

12.6.     Legal Restraints . . . . . . . . . . . . . . . . . . . . . . . . .  18

12.7.     No Material Proceedings. . . . . . . . . . . . . . . . . . . . . .  18

12.8.     Material Licenses. . . . . . . . . . . . . . . . . . . . . . . . .  18

12.9.     Compliance with Laws.. . . . . . . . . . . . . . . . . . . . . . .  18

12.10.    Other Names. . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

12.11.    Financial Statements . . . . . . . . . . . . . . . . . . . . . . .  18

12.12.    No Change in Condition . . . . . . . . . . . . . . . . . . . . . .  18

12.13.    No Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

12.14.    Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

12.15.    Indebtedness.. . . . . . . . . . . . . . . . . . . . . . . . . . .  18

12.16.    Indirect Obligations.. . . . . . . . . . . . . . . . . . . . . . .  18

12.17.    Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

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12.18.    [intentionally left blank].. . . . . . . . . . . . . . . . . . . .  19

12.19.    Operating Leases.. . . . . . . . . . . . . . . . . . . . . . . . .  19

12.20.    Capital Leases . . . . . . . . . . . . . . . . . . . . . . . . . .  19

12.21.    Tax Liabilities; Governmental Charges. . . . . . . . . . . . . . .  19

12.22.    Pension Benefit Plans. . . . . . . . . . . . . . . . . . . . . . .  19

12.22.1.       Prohibited Transactions . . . . . . . . . . . . . . . . . . .  19

12.22.2.       Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

12.22.3.       Reporting and Disclosure Requirements . . . . . . . . . . . .  19

12.22.4.       Accumulated Funding Deficiency. . . . . . . . . . . . . . . .  19

12.22.5.       Multiemployer Plan. . . . . . . . . . . . . . . . . . . . . .  20

12.23.    Welfare Benefit Plans. . . . . . . . . . . . . . . . . . . . . . .  20

12.24.    Retiree Benefits . . . . . . . . . . . . . . . . . . . . . . . . .  20

12.25.    Title to Property. . . . . . . . . . . . . . . . . . . . . . . . .  20

12.26.    Chief Place of Business. . . . . . . . . . . . . . . . . . . . . .  20

12.27.    Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . . .  20

12.28.    Negative Pledges . . . . . . . . . . . . . . . . . . . . . . . . .  20

12.29.    Security Documents.. . . . . . . . . . . . . . . . . . . . . . . .  20

12.30.    Margin Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

12.31.    Securities Matters . . . . . . . . . . . . . . . . . . . . . . . .  21

12.32.    Investment Company Act, Etc. . . . . . . . . . . . . . . . . . . .  21

12.33.    No Material Misstatements or Omissions . . . . . . . . . . . . . .  21

12.34.    Filings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

12.35.    General Ledger Entries.. . . . . . . . . . . . . . . . . . . . . .  21

13.       Survival of Representations and Effect of Revolving Advances.. . .  21

13.1.     Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

13.2.     Each Revolving Advance Request and Request for LC a New
            Representation.. . . . . . . . . . . . . . . . . . . . . . . . .  21

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14.       Affirmative Covenants. . . . . . . . . . . . . . . . . . . . . . .  22

14.1.     Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . .  22

14.2.     Corporate and Partnership Existence. . . . . . . . . . . . . . . .  22

14.3.     Maintenance of Property and Leases . . . . . . . . . . . . . . . .  22

14.4.     Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

14.5.     Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . .  22

14.6.     Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . .  23

14.7.     Accounting System. . . . . . . . . . . . . . . . . . . . . . . . .  23

14.8.     Financial Reports. . . . . . . . . . . . . . . . . . . . . . . . .  23

14.9.     Other Information. . . . . . . . . . . . . . . . . . . . . . . . .  24

14.10.    Pension Benefit Plans. . . . . . . . . . . . . . . . . . . . . . .  24

14.11.    Notice of Material Events. . . . . . . . . . . . . . . . . . . . .  25

14.12.    Audits by Agent. . . . . . . . . . . . . . . . . . . . . . . . . .  26

14.13.    Access to Borrower's Officers and Auditors . . . . . . . . . . . .  26

14.14.    Borrowing Officer. . . . . . . . . . . . . . . . . . . . . . . . .  26

14.15.    Security Interests.. . . . . . . . . . . . . . . . . . . . . . . .  26

14.16.    Legal Opinions.. . . . . . . . . . . . . . . . . . . . . . . . . .  26

15.       Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . .  26

15.2.     Indebtedness.. . . . . . . . . . . . . . . . . . . . . . . . . . .  28

15.3.     Capital Leases.. . . . . . . . . . . . . . . . . . . . . . . . . .  28

15.4.     Indirect Obligations.. . . . . . . . . . . . . . . . . . . . . . .  29

15.5.     Liens.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

15.6.     Disposal of Property . . . . . . . . . . . . . . . . . . . . . . .  29

15.7.     Transfers to Shareholders. . . . . . . . . . . . . . . . . . . . .  29

15.8.     Change of Control. . . . . . . . . . . . . . . . . . . . . . . . .  30

15.9.     Prohibition of Fundamental Changes . . . . . . . . . . . . . . . .  30

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15.10.    Issuance of Securities . . . . . . . . . . . . . . . . . . . . . .  30

15.11.    Transactions With Affiliates . . . . . . . . . . . . . . . . . . .  30

15.12.    Debt Payments and Material Agreements. . . . . . . . . . . . . . .  30

15.13.    Conflicting Agreements . . . . . . . . . . . . . . . . . . . . . .  30

15.14.    Financial Measurements . . . . . . . . . . . . . . . . . . . . . .  30

15.14.1.       Minimum Net Worth.. . . . . . . . . . . . . . . . . . . . . .  30

15.14.2.       Minimum Fixed Charge Coverage Ratio.. . . . . . . . . . . . .  30

15.14.3.       Maximum Leverage Ratio. . . . . . . . . . . . . . . . . . . .  31

15.14.4.       [intentionally left blank]. . . . . . . . . . . . . . . . . .  31

15.14.5.       Ratio of Senior Funded Debt to EBITDA.. . . . . . . . . . . .  31

15.15.    Forgiveness of Intercompany Loans. . . . . . . . . . . . . . . . .  32

15.16.    Indenture Redemption Rights. . . . . . . . . . . . . . . . . . . .  32

15.17.    Modification of Greenery Indentures. . . . . . . . . . . . . . . .  32

15.18.    Negative Pledge Agreements with Others.. . . . . . . . . . . . . .  32

15.19.    Modification of Banker's Trust Documents, REMIC Loan Documents,
            or peopleCare Acquisition Documents. . . . . . . . . . . . . . .  32

15.20.    Acquisitions of Property.. . . . . . . . . . . . . . . . . . . . .  32

16.       Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

16.1.     Events of Default. . . . . . . . . . . . . . . . . . . . . . . . .  32

16.1.1.   Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

16.1.2.   Representations or Warranties. . . . . . . . . . . . . . . . . . .  33

16.1.3.   Financial Measurements; Certain Covenants and Agreements . . . . .  33

16.1.4.   Certain Covenants or Agreements. . . . . . . . . . . . . . . . . .  33

16.1.5.   Other Covenants or Agreements. . . . . . . . . . . . . . . . . . .  33

16.1.6.   Acceleration of Other Indebtedness . . . . . . . . . . . . . . . .  33

16.1.7.   Default Under Other Agreements . . . . . . . . . . . . . . . . . .  33

16.1.8.   Bankruptcy; Insolvency; Etc. . . . . . . . . . . . . . . . . . . .  33

16.1.9.   Judgments; Attachment; Etc . . . . . . . . . . . . . . . . . . . .  33

16.1.10.       Pension Benefit Plan Termination, Etc . . . . . . . . . . . .  34

16.1.11.       Security Documents. . . . . . . . . . . . . . . . . . . . . .  34

16.1.12.       Liquidation or Dissolution. . . . . . . . . . . . . . . . . .  34

16.1.13.       [intentionally left blank]. . . . . . . . . . . . . . . . . .  34

16.1.14.       Material Adverse Event. . . . . . . . . . . . . . . . . . . .  34

16.1.15.       Banker's Trust Documents. . . . . . . . . . . . . . . . . . .  34

16.1.16.       REMIC Loan Documents. . . . . . . . . . . . . . . . . . . . .  34

16.1.17.       peopleCARE Acquisition Documents. . . . . . . . . . . . . . .  34

16.2.     Cross-Default. . . . . . . . . . . . . . . . . . . . . . . . . . .  34

16.3.     Rights and Remedies in the Event of Default. . . . . . . . . . . .  34

16.4.     Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

16.5.     Right of Set-Off . . . . . . . . . . . . . . . . . . . . . . . . .  35

16.6.     Delivery of Cash Collateral Upon Cancellation of Commitments.. . .  35

16.7.     Other Rights and Remedies. . . . . . . . . . . . . . . . . . . . .  35

17.       The Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

17.1.     Appointment. . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

17.2.     Powers.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

17.3.     General Immunity of Agent. . . . . . . . . . . . . . . . . . . . .  36

17.4.     No Responsibility for Loans, Recitals, etc.. . . . . . . . . . . .  36

17.5.     Action on Instructions of Lenders. . . . . . . . . . . . . . . . .  36

17.6.     Employment of Agents and Counsel.. . . . . . . . . . . . . . . . .  36

17.7.     Reliance on Documents; Counsel.. . . . . . . . . . . . . . . . . .  36

17.8.     Agent's Reimbursement and Indemnification. . . . . . . . . . . . .  36

17.9.     Rights as a Lender.. . . . . . . . . . . . . . . . . . . . . . . .  36

17.10.    Independent Credit Decisions.. . . . . . . . . . . . . . . . . . .  37

17.11.    Successor Agent. . . . . . . . . . . . . . . . . . . . . . . . . .  37

17.12.    Notification of Lenders. . . . . . . . . . . . . . . . . . . . . .  37

17.13.    No Knowledge of Default.   . . . . . . . . . . . . . . . . . . . .  37

17.14.    Collections and Distributions to Lenders by Agent. . . . . . . . .  38

18.       Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . .  38

18.1.     Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

18.2.     Amendments and Waivers; Non-Exclusive Rights . . . . . . . . . . .  38

18.3.     Survival of Agreements . . . . . . . . . . . . . . . . . . . . . .  38

18.4.     Successors and Assigns . . . . . . . . . . . . . . . . . . . . . .  38

18.5.     Participations . . . . . . . . . . . . . . . . . . . . . . . . . .  39

18.6.     Payment of Expenses. . . . . . . . . . . . . . . . . . . . . . . .  40

18.7.     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

18.8.     Change in Accounting Principles. . . . . . . . . . . . . . . . . .  40

18.9.     Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

18.10.    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

18.11.    Governing Law; No Third Party Rights . . . . . . . . . . . . . . .  41

18.12.    Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

18.13.    Incorporation By Reference . . . . . . . . . . . . . . . . . . . .  41

18.14.    Statutory Notice . . . . . . . . . . . . . . . . . . . . . . . . .  41

EXHIBITS:
- ---------

Exhibit 1.1:     Glossary of Defined Terms
Exhibit 2:       Commitments and Addresses of Lenders
Exhibit 2.2:     Existing LCs
Exhibit 3:       Form of Notes
Exhibit 12:      Disclosure Schedule of Borrower
Exhibit 12.26:   Location of Chief Executive Office, etc. of Borrower and
                   Guarantors
Exhibit 14.8.2:  Form of Compliance Certificate
Exhibit 14.8.8:  Form of Supplemental Financial Reporting Certificate
Exhibit 15.2.3
 and 15.2.4:     Indebtedness Secured by Permitted Liens and Permitted Senior
                   Indebtedness

              AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT

In consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, Horizon Healthcare Corporation, a Delaware corporation ("Borrower"), The Boatmen's National Bank of St. Louis, a national banking association, as agent ("Agent"), and The Boatmen's National Bank of St. Louis, a national banking association ("Boatmen's"), First Interstate Bank of Texas, N.A. ("First Interstate"), NationsBank of Texas, N.A. ("NationsBank"), Bank of America National Trust & Savings Association ("BOA"), Sunwest Bank of Albuquerque, N.A. ("Sunwest"), PNC Bank, National Association ("PNC"), and Shawmut Bank Connecticut, N.A. ("Shawmut") (each, a "Lender"; collectively, the "Lenders"), agree as follows:

1.   GENERAL.

     1.1. TERMS DEFINED HEREIN. All capitalized terms in this Agreement shall have the meanings defined in the Sections where they are first used, or if not therein defined, the meanings defined in the Glossary of Defined Terms which is attached hereto as Exhibit 1.1 (such meanings to be equally applicable to both the singular and the plural forms of the terms defined).

     1.2. ACCOUNTING TERMS WITH GAAP MEANINGS. Unless the context otherwise requires, accounting terms in any Loan Document that are not defined herein shall have their meanings under GAAP.

     1.3. PRIOR LOAN AGREEMENT. This Agreement amends, restates and replaces in its entirety that certain Amended and Restated Revolving Credit Loan Agreement dated May 27, 1994, by and between Borrower, Agent, Boatmen's, First Interstate, NationsBank, BOA and Sunwest, as amended by an Amendment Number One to Amended and Restated Revolving Credit Loan Agreement dated as of July 29, 1994, and an Amendment Number Two to Amended and Restated Revolving Credit Loan Agreement dated as of October 11, 1994 (as so amended, the "Prior Agreement," which term shall also include the Revolving Credit Loan Agreement dated March 10, 1993, as amended, that was replaced by the foregoing Amended and Restated Revolving Credit Loan Agreement). Borrower hereby releases, discharges and acquits forever Agent, Boatmen's, First Interstate, NationsBank, BOA, Sunwest, PNC and Shawmut and their respective predecessors and successors, and past and present officers, directors, servants, agents, employees and attorneys, from any and all claims, demands and causes of action of whatever nature, whether in contract or tort, accrued or to accrue, contingent or vested, known or unknown, running in favor of Borrower and arising out of or relating to the Prior Agreement, the making or handling of the revolving loan pursuant thereto, or the collateral therefor, all as such claims, demands and causes of action may exist as of the date hereof.

2. COMMITMENTS. Subject to the terms and conditions hereof, and in reliance upon the representations and warranties of Borrower herein:

     2.1. REVOLVING LOAN COMMITMENT. Each of the Lenders severally commits to make advances to Borrower (each a "Revolving Advance") from time to time during the period commencing on the Effective Date and ending at the close of business on March 31, 1998 (the "Ultimate Maturity Date") in the amount of such Lender's ratable share, as listed on Exhibit 2 hereto, of each Revolving Advance requested by Borrower hereunder. (The from time to time outstanding principal balance of all Revolving Advances from the Lenders is referred to herein as the "Revolving Loan".) Amounts applied to reduce the Revolving Loan may be reborrowed as Revolving Advances as provided herein, but no Revolving Advance will be made on or after the Ultimate Maturity Date.

          2.1.1. LIMITATION ON REVOLVING ADVANCES. No Revolving Advance will be made which would result in the Revolving Loan exceeding the Maximum Available Amount.

          2.1.2. DEFINITION OF MAXIMUM AVAILABLE AMOUNT. The "Maximum Available Amount" on any date shall be a Dollar amount equal to (i) the Aggregate Revolving Commitment LESS (ii) the aggregate undrawn Dollar amount of all outstanding LC's plus the aggregate Dollar amount of all unreimbursed LC Draws.

          2.1.3. DEFINITION OF AGGREGATE REVOLVING COMMITMENT. The "Aggregate Revolving Commitment" at any time shall be $250,000,000 minus the Dollar amount of all reductions by Borrower pursuant to Section 8.2. (Each Lender's ratable share of the Aggregate Revolving Commitment is referred to herein as its "Revolving Commitment.")

     2.2. LC COMMITMENT. Sunwest, in its capacity as Issuer, commits to issue standby letters of credit for the account of Borrower (each an "LC") from time to time, during the period commencing on the Effective Date and ending on the Ultimate Maturity Date, with an aggregate undrawn amount (including the undrawn amount of the Existing LCs) not to exceed $25,000,000 at any time (the "Aggregate LC Commitment"). No LC shall have an expiration date more than one year after its issue date; provided, however, that an LC may have an expiration date which is later than one year after its issue date if, by the terms of the LC, the LC may be canceled at the option of the issuer thereof at the end of each anniversary of its issue date. No LC shall have an expiration date later than the Ultimate Maturity Date unless Borrower delivers to Agent cash collateral, in form acceptable to Agent, in an amount not less than the stated amount of such LC, to secure Borrower's reimbursement obligations with respect to such LCs. Upon the expiration of the LC or, if any LC Draws are made on such LC and have not been reimbursed by Borrower, at such time as Lenders have been reimbursed for all Revolving Advances made with respect to such LC Draws, Agent shall deliver the remaining cash collateral for such LC, if any, to Borrower. For purposes of this Agreement, the term "LC" or "LCs" shall include the existing LCs issued by Sunwest for the account of Borrower or its Subsidiaries, as more particularly described on Exhibit 2.2 hereto (the "Existing LCs"). Each Lender commits to fund its ratable share, as listed on Exhibit 2 hereto, of each draw on an LC (an "LC Draw"), if any, including but not limited to LC Draws on Existing LCs, as provided in Section 7.2.1. (The commitment of each Lender to fund its ratable share of LC Draws pursuant to this Agreement is referred to herein as its "LC Commitment").

3.   NOTES AND REIMBURSEMENT AGREEMENT.

     3.1. REVOLVING NOTE. Each Lender's ratable share of the Revolving Loan shall be evidenced by a promissory note payable to the order of such Lender in a maximum principal amount equal to its Revolving Commitment in substantially the form attached hereto as Exhibit 3 (individually, as the same may be renewed, extended, modified, amended, restructured or replaced, a "Note"; collectively, the "Notes"). The Notes shall be dated as of the Effective Date and shall mature on the Ultimate Maturity Date.

     3.2. LC REIMBURSEMENT AGREEMENT. The obligation of Borrower to reimburse Lenders for all draws on LC's shall be evidenced by Issuer's standard application for a standby letter of credit, which Borrower shall execute for each LC; provided, however, if there is any conflict between the terms of any such application for standby letter of credit and this Agreement, the terms of this Agreement shall control. Borrower's obligation to reimburse Lenders for all draws on Existing LCs shall be governed by the terms of this Agreement and any application for standby letter of credit or other reimbursement agreement executed by Borrower in connection with the issuance of such Existing LC; provided, however, that if there is any conflict between the terms of any such application or reimbursement agreement and this Agreement, the terms of this Agreement shall control.

4.   INTEREST.

     4.1. RATES UNTIL MATURITY ON REVOLVING ADVANCES. Borrower shall pay interest on the unpaid principal balance outstanding from time to time on each Revolving Advance until its Maturity at a rate per annum that is either the Adjusted LIBOR Rate or the Adjusted CBR, as designated by Borrower in the Revolving Advance Request or as otherwise specified herein.

          4.1.1. DEFINITION OF ADJUSTED LIBOR RATE. "Adjusted LIBOR Rate" shall mean, with respect to a LIBOR Advance for its Interest Period, a rate equal to (a) the LIBOR Rate for such Interest Period plus (b) the LIBOR Increment.

               4.1.1.1. "LIBOR Rate" shall mean, with respect to any LIBOR Advance for any Interest Period, an interest rate per annum equal to the quotient (rounded to the nearest 0.001%) of

               (i) the rate at which Dollar deposits in immediately available funds and for a maturity equal to the applicable Interest Period are offered or available in the London Interbank Market for Eurodollars as of 11:00 a.m. (London time) two Business Days before the applicable Advance Date, as reported on Telerate Screen LIBO page 3750, divided by

               (ii) a number equal to one (1) minus the decimal equivalent of the aggregate of the maximum rates during the applicable Interest Period of all reserve requirements (including, without limitation, marginal, emergency, supplemental and special reserves), established by the FRB or any other Governmental Authority to which Agent or any Lender is subject, in respect of "Eurocurrency liabilities" as referred to in Regulation D, including but not limited to those imposed under Regulation D. (The amount of every LIBOR Advance shall be deemed to constitute a Eurocurrency liability and as such shall be deemed to be subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.) The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve requirements.

               4.1.1.2. The "LIBOR Increment" for an Interest Period shall initially be the percentage listed in the following table in the same row as the Applicable Ratio.


- --------------------------------------------------------------------------------
                        APPLICABLE RATIO
- -------------------------------------------------------------   LIBOR INCREMENT
    FIXED CHARGE COVERAGE RATIO           LEVERAGE RATIO
- --------------------------------------------------------------------------------
 less than 1.50:1.                  equal to or greater than        1.25  %
                                    65%
- --------------------------------------------------------------------------------
 equal to or greater than 1.50:1    equal to or greater than        1.0625%
 but less than 1.75:1               60% but less than 65%
- --------------------------------------------------------------------------------
 equal to or greater than 1.75:1    equal to or greater than         .875 %
 but less than 2.25:1               55% but less than 60%
- --------------------------------------------------------------------------------
 equal to or greater than 2.25:1    equal to or greater than         .75 %
 but less than 2.75:1               50% but less than 55%
 equal to or greater than 2.75:1    less than 50%                    .50 %
- --------------------------------------------------------------------------------

               The LIBOR Increment shall be determined at the beginning of each Interest Period based upon the most recent Financial Statements received by Agent from Borrower as required under Section 14.8. and thereafter it shall be adjusted automatically on and as of the date(s) during such Interest Period on which Agent is able to calculate (in the manner set forth below and based upon the most recent Financial Statement received by Agent during said Interest Period) a greater or lesser LIBOR Increment then was otherwise in effect prior to Agent's receipt of said Financial Statements.

               For purposes of this Section 4.1.1.2, "Applicable Ratio" means either (i) the Fixed Charge Coverage Ratio or (ii) the Leverage Ratio, whichever would result in the greater LIBOR Increment in the foregoing table. The Fixed Charge Coverage Ratio and Leverage Ratio shall be calculated in accordance with Section 15.14, but for the four quarter period ended with the last day of the most recent quarter for which Agent has received Financial Statements from Borrower.

          4.1.2. DEFINITION OF ADJUSTED CBR. "Adjusted CBR" shall mean (a) the per annum interest rate designated from time to time by Agent as its corporate base rate ("CBR") plus (b) the CBR Increment. The CBR is a reference rate and does not necessarily represent the lowest or best rate charged to any customer of any Lender. The "CBR Increment" the percentage listed in the following table in the same row as the Applicable Ratio.

- --------------------------------------------------------------------------------
                      APPLICABLE RATIO
- ---------------------------------------------------------------   CBR INCREMENT
    FIXED CHARGE COVERAGE RATIO           LEVERAGE RATIO
- --------------------------------------------------------------------------------
 less than 1.50:1                    equal to or greater than         0.25%
                                     65%
- --------------------------------------------------------------------------------
 equal to or greater than 1.50:1     less than 65%                    0.00%
- --------------------------------------------------------------------------------

               For purposes of this Section 4.1.2, "Applicable Ratio" means either (i) the Fixed Charge Coverage Ratio or (ii) the Leverage Ratio, whichever would result in the greater CBR Increment in the foregoing table. The Fixed Charge Coverage Ratio and Leverage Ratio shall be calculated in accordance with Section 15.14, but for the four quarter period ended with the last day of the most recent quarter for which Agent has received Financial Statements from Borrower. The CBR Increment shall be adjusted automatically each time the Agent receives Financial Statements from Borrower which result in a different CBR Increment.

          4.1.3. INTEREST PERIODS FOR LIBOR ADVANCES. In connection with each Revolving Advance that Borrower designates to be a LIBOR Advance, Borrower shall elect an interest period (each, an "Interest Period") to be applicable to each such Revolving Advance. The Interest Period for a LIBOR Advance shall be either a 30, 60, or 90 day period; provided that:

          (i) every such Interest Period shall commence on the Advance Date;

          (ii) if any Interest Period would otherwise expire on a day of a calendar month which is not a Business Day, then such Interest Period shall expire on the next succeeding Business Day in that calendar month; provided, however, that if the next succeeding Business Day would be in the following calendar month, it shall expire on the first preceding Business Day;

          (iii) no Interest Period for a Revolving Advance shall extend beyond the Ultimate Maturity Date; and

          (iv) no more than eight LIBOR Advances with different Interest Periods may be outstanding at any one time.

     4.2. RATE ON LC DRAWS. To the extent that an LC Draw is not funded by a Revolving Advance pursuant to Section 7.3.2, Borrower shall pay interest on the unreimbursed amount of such LC Draw at a per annum rate equal 4.0% plus the CBR.

     4.3. CONVERSIONS/CONTINUATIONS. Borrower may at any time, other than after the occurrence of a Default which is then continuing, (i) convert a Revolving Advance of one type into a Revolving Advance of another type, or (ii) at the end of any Interest Period with respect to a LIBOR Advance, continue such LIBOR Advance for an additional Interest Period; provided, however, that a LIBOR Advance may only be so converted or continued on the last day of its Interest Period. To cause a conversion or continuation, Borrower shall give Agent, prior to 11:00 a.m., St. Louis time, two (2) Business Days prior to the date the conversion or continuation is to be effective, a telephonic request ("Notice of Conversion/Continuation") (promptly confirmed in writing) (i) identifying the Revolving Advance to be converted or continued, (ii) specifying whether a conversion or continuation is requested, (iii) in the case of a conversion, specifying whether the Revolving Advance is to be converted into a CBR Advance or a LIBOR Advance, and (iv) in the case of conversion to or continuation of a LIBOR Advance, specifying the Interest Period therefor. If a Notice of Conversion/Continuation is not made by 11:00 a.m. St. Louis time on the last day of the Interest Period for a LIBOR Advance, and if Borrower does not by such time pay to Agent the principal balance thereof and all unpaid accrued interest thereon, then Borrower shall be deemed to have timely given a Revolving Advance Request to Agent requesting a CBR Advance in the amount thereof to refund the maturing LIBOR Advance and specifying the last day of such Interest Period as the Advance Date. All LIBOR Advances with Interest Periods that end during a time in which a Default has occurred and is continuing shall be automatically converted into CBR Advances as of the last day of each such Interest Period.

     4.4. RATE AFTER MATURITY. Borrower shall pay interest on the unpaid principal balance outstanding from time to time on a Revolving Advance after its Maturity, and on all other overdue amounts owing hereunder, at a rate per annum equal to 4.0% plus the CBR.

     4.5. RATE AFTER EVENT OF DEFAULT. Upon the occurrence of any Event of Default, at the option of the Required Lenders, all outstanding principal and, to the extent permitted by law, accrued interest under the Revolving Loan and all other outstanding Loan Obligations shall bear interest, payable on demand, at a rate per annum equal to 4.0% plus the CBR.

     4.6. TIME OF ACCRUAL. Interest shall accrue on all principal amounts outstanding from and including the date when first outstanding to but excluding the date when no longer outstanding. Amounts shall be deemed outstanding until payments are applied thereto as provided herein.

     4.7. COMPUTATION. Interest on CBR Advances shall be computed for the actual days elapsed over a year deemed to consist of 365/366 days. Interest on LIBOR Advances shall be computed for the actual days elapsed over a year deemed to consist of 360 days. Interest rates that are based on the CBR shall change simultaneously with any change in the CBR and such rates shall be effective for the entire day on which such CBR change becomes effective.

     4.8. USURY. Notwithstanding any provisions to the contrary in Section 4 or elsewhere in any of the Loan Documents, Borrower shall not be obligated to pay interest at a rate which exceeds the maximum rate permitted by Law. If, but for this Section 4.8, Borrower would be deemed obligated to pay interest at a rate which exceeds the maximum rate permitted by Law, or if any of the Loan

Obligations is paid or becomes payable before the Ultimate Maturity Date and as a result Borrower has paid or would be obligated to pay interest at such an excessive rate, then (i) Borrower shall not be obligated to pay interest to the extent it exceeds the interest that would be payable at the maximum rate permitted by Law; (ii) any such excess interest that has been paid by Borrower shall be applied as a payment and reduction of the outstanding principal balance of the Loan Obligations and, if the outstanding principal balance of the Loan Obligations has been paid in full, any remaining excess shall be refunded to Borrower; and (iii) the effective rate of interest shall be deemed automatically reduced to the maximum rate permitted by Law. In determining whether or not the interest paid or payable exceeds the maximum rate permitted by applicable Law, Borrower and Lenders shall, to the extent permitted by applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and
(iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Loan Obligations so that interest for the entire term does not exceed the maximum rate permitted by applicable Law. If interest in excess of the maximum amount permitted by Law is provided for hereunder or under any of the other Loan Documents or otherwise in connection with this loan transaction, the provisions of this Section 4.8 shall govern and prevail.

5.   FEES.

     5.1. FACILITY FEE. Borrower shall pay to Agent for the account of Lenders no later than the Effective Date, a one-time facility fee in the aggregate amount of $115,000, to be distributed to Lenders as follows: Boatmen's - $15,100; First Interstate - $17,250; Sunwest -$7,900; NationsBank - $23,000; BOA
- - $23,000; PNC - $14,375; and Shawmut - $14,375 (such fee is based upon 2 basis points on the amount of the commitment of Lenders under the Prior Agreement and 15 basis points on the increased amount of the commitments of Lenders under this Agreement).

     5.2. NON-USE FEE. Borrower shall pay to Agent for the account of Lenders, to be distributed to Lenders in accordance with their ratable shares of the Aggregate Revolving Commitment, a "Non-Use Fee" calculated by applying the daily equivalent of an annual rate equal to the Non-Use Rate to the Unused Commitment on each day during the period from and including the Effective Date to but excluding the Ultimate Maturity Date. The "Unused Commitment" on any day shall be the difference between (a) the Aggregate Revolving Commitment and (b) the total principal amount of all Revolving Advances outstanding plus the undrawn amounts of all LC's outstanding as of the close of business on such day. The "Non-Use Rate" means the percentage listed in the following table in the same row as the Applicable Ratio. For purposes of this Section 5.2 only, the term "Applicable Ratio" means either (i) the Fixed Charge Coverage Ratio or (ii) the Leverage Ratio, whichever would result in the greater Non-Use Rate in the foregoing table. The Fixed Charge Coverage Ratio and Leverage Ratio shall be calculated in accordance with Section 15.14, but for the four quarter period ended with the last day of the most recent quarter for which Agent has received Financial Statements from Borrower. The Non-Use Fee shall be automatically adjusted each time the Agent receives Financial Statements from Borrower which result in a different Non-Use Rate.

                [remainder of this page intentionally left blank]

- ------------------------------------------------------------------------------
                       APPLICABLE RATIO
- --------------------------------------------------------------   NON-USE RATE
     FIXED CHARGE COVERAGE RATIO          LEVERAGE RATIO
- ------------------------------------------------------------------------------
 less than 1.50:1                    equal to or greater than       0.3125%
                                     65%
- ------------------------------------------------------------------------------
 equal to or greater than 1.50:1     equal to or greater than       0.25  %
 but less than 2.25:1                55% but less than 65%
- ------------------------------------------------------------------------------
 equal to or greater than 2.25:1     equal to or greater than       0.1875%
 but less than 2.75:1                50% but less than 55%
- ------------------------------------------------------------------------------
 equal to or greater than 2.75:1     less than 50%                  0.125 %
- ------------------------------------------------------------------------------

     The Non-Use Fee shall be payable quarterly in arrears commencing on the first day of the first calendar quarter beginning after the Effective Date and continuing on the first day of each calendar quarter beginning thereafter and on the Ultimate Maturity Date.

     5.3. LC STANDBY FEES. Borrower shall pay to Agent for the account of the Lenders a non-refundable "LC Standby Fee" equal to a percentage per annum equal to the then applicable LIBOR Increment of the undrawn amount of all outstanding LC's as of the Effective Date and as of the first day of each calendar quarter beginning thereafter until the Ultimate Maturity Date. The LC Standby Fee shall be calculated and payable quarterly in advance on the Effective Date and on the first day of each calendar quarter beginning thereafter until the Ultimate Maturity Date. 0.125% of each LC Standby Fee received by Agent will be retained by Issuer in consideration of Issuer issuing and managing the LCs, and the remaining LC Fee will be distributed by Issuer to Lenders (including Issuer, if Issuer is a Lender) in accordance with their ratable shares of the Aggregate LC Commitment.

All of the foregoing fees that are based on a per annum percentage shall be calculated on the basis of a year deemed to consist of 360 days and for the actual number of days elapsed.

6.   PAYMENTS.

     6.1. SCHEDULED PAYMENTS.

          6.1.1. INTEREST. Borrower shall pay interest accrued on CBR Advances quarterly in arrears, beginning on the first day of June, 1995, and continuing on the first day of each month of September, December, March, and June thereafter, and on the Ultimate Maturity Date. Borrower shall pay interest accrued on each LIBOR Advance on the date of expiration of the Interest Period for such LIBOR Advance, and on the Ultimate Maturity Date. All interest on a Revolving Advance accrued after its Maturity shall be payable on demand. All interest accrued on unreimbursed LC Draws shall be payable on demand.

          6.1.2. PRINCIPAL AND OTHER PAYMENTS. The entire principal amount of each outstanding CBR Advance shall be payable on the Ultimate Maturity Date and the entire principal amount of each LIBOR Advance shall be payable at the expiration of its Interest Period (subject to being converted to a CBR Advance or continued as a LIBOR Advance as provided in Section 4.3 and subject to being reborrowed as a new Revolving Advance as provided in this Agreement) and on the Ultimate Maturity Date. All amounts drawn on LCs will be reimbursable upon demand.

     6.2. PREPAYMENTS.

          6.2.1. VOLUNTARY. Borrower may make prepayments on any CBR Advance or LIBOR Advance, provided that (i) such prepayment is a whole multiple of $100,000 or, if less, the total outstanding amount of all CBR Advances or LIBOR Advances, as the case may be, (ii) all unpaid accrued interest on all CBR Advances or LIBOR Advances, as the case may be, is paid at the same time, and (iii) if such prepayment is with respect to a LIBOR Advance, Borrower reimburses Lenders at the same time for all amounts which are due to Lenders under Section 10.4 as a result of the prepayment.

          6.2.2.  MANDATORY.  If at any time the sum of (i) the Revolving Loan,
     (ii) the aggregate undrawn Dollar amount of all outstanding LC's, and (iii) the aggregate Dollar amount of all unreimbursed LC Draws exceeds the Maximum Available Amount, whether as a result of a voluntary reduction of the Aggregate Revolving Commitment by Borrower as contemplated in Section
     8.2 or otherwise, Borrower shall make a prepayment on the then outstanding Revolving Advances in the amount of such excess. If the amount of such excess is greater than the Revolving Loan, Borrower shall immediately deliver to Agent cash collateral in form acceptable to Agent, to secure Borrower's reimbursement obligations with respect to such LCs, in the Dollar amount by which such excess is greater than the Revolving Loan. Any prepayment made by Borrower hereunder on the Revolving Loan shall be applied to outstanding CBR Advances first, and then to outstanding LIBOR Advances in the order of the ending dates of their Interest Periods. Borrower shall also at the same time pay all accrued interest on the Revolving Advances to which the prepayment is to be applied and any payment required under Section 10.4.

     6.3. MANNER OF PAYMENTS AND TIMING OF APPLICATION OF PAYMENTS.

          6.3.1. PAYMENT REQUIREMENT. Borrower shall make each payment on the Loan Obligations to Agent for the benefit of Lenders as required under the Loan Documents, in Dollars, at the Applicable Lending Office on the date when due, without deduction, set-off or counterclaim.

          6.3.2. APPLICATION OF PAYMENTS. All payments received by Agent at or before 2:00 p.m. St. Louis time, on a Business Day will be applied to the relevant Loan Obligation on the same day. Payments received on a day that is not a Business Day or after 2:00 p.m. on a Business Day will be applied to the relevant Loan Obligation on the first following Business Day. If a payment is made by check, draft or other instrument and the check, draft or other instrument is returned to Agent unpaid, the application to the Loan Obligation will be reversed and will be treated as never having been made.

          6.3.3. INTEREST CALCULATION. Section 6.3.2 notwithstanding, for purposes of interest calculation only, (i) a payment by check, draft or other instrument received at or before 2:00 p.m. St. Louis time, on a Business Day shall be deemed to have been applied by Lenders to the relevant Loan Obligation on the second following Business Day, (ii) a payment by check, draft or other instrument received on a day that is not a Business Day or after 2:00 p.m. on a Business Day shall be deemed to have been applied by Lenders to the relevant Loan Obligation on the third following Business Day, (iii) a payment in cash or by wire transfer received at or before 2:00 p.m. St. Louis time, on a Business Day shall be deemed to have been applied by Lenders to the relevant Loan Obligation on the Business Day received, and (iv) a payment in cash or by wire transfer received on a day that is not a Business Day or after 2:00 p.m. on a Business Day shall be deemed to have been applied by Lenders to the relevant Loan Obligation on the next Business Day.

     6.4. DUE DATES NOT ON BUSINESS DAYS. Except as provided in Section 4.1.3 with respect to LIBOR Advances, if any payment required hereunder becomes due on a date that is not a Business Day, then such due date shall be deemed automatically extended to the first following Business Day.

7.   BORROWING PROCEDURE; PROCEDURE FOR REQUESTING LCS; FUNDING LC DRAWS.

     7.1. BORROWING PROCEDURE FOR REVOLVING ADVANCES.

          7.1.1. REVOLVING ADVANCE REQUESTS BY BORROWER. Borrower may request a Revolving Advance by submitting a Revolving Advance Request to Agent. Every Revolving Advance Request shall be irrevocable. Only a written or telephoned request from a Borrowing Officer to Agent that specifies the amount of the Revolving Advance to be made, the date (the "Advance Date") the proceeds of the Revolving Advance are requested to be made available to Borrower (which date shall be no earlier than the date on which the Revolving Advance Request is treated as having been received by Agent pursuant to this Section 7.1.1), the interest rate that is to be applicable to the Revolving Advance pursuant to Section 4.1 (but if Borrower fails to specify an interest rate, Borrower shall be deemed to have specified the Adjusted CBR), and the Interest Period to be applicable to the Revolving Advance Request if it is not a CBR Advance shall be treated as a "Revolving
     Advance Request".   Each LIBOR Advance shall be in an amount of no less
     than $3,000,000 and each CBR Advance shall be in an amount of no less than $2,000,000. A Revolving Advance Request received by Agent on a day that is not a Business Day or that is received by Agent after 11:00 a.m., St. Louis time, on a Business Day shall be treated as having been received by Agent at 11:00 a.m., St. Louis time, on the first following Business Day. Agent shall incur no liability to Borrower for treating any such request as a Revolving Advance Request if Agent believes in good faith that the Person making the request is a Borrowing Officer. Agent shall also incur no liability to Borrower for failing to treat any such request as a Revolving Advance Request if Agent believes in good faith that the Person making the request is not a Borrowing Officer. There may not be more than one Revolving Advance made on any one day and each Revolving Advance Request requesting a LIBOR Advance will be given not less than two Business Days prior to the Advance Date.

          7.1.2. DISBURSEMENT OF FUNDS. Provided that all conditions precedent thereto hereunder have been met, Agent will make the amount of each requested Revolving Advance available to Borrower on the Advance Date in immediately available funds in Dollars at the Applicable Lending Office.

     7.2. ISSUANCE OF LCS; FUNDING LC DRAWS.

          7.2.1. PROCEDURE FOR REQUESTING LCS. Borrower shall request the issuance of an LC by submitting to Agent (or to Issuer, if requested by Agent), no less than five Business Days prior to the requested issue date, a completed and signed application for standby letter of credit in the form customarily used by Issuer and acceptable to Agent, specifying (i) the stated amount of the LC requested, (ii) the effective date (which shall be a Business Day) of the requested LC, (iii) the date on which the requested LC is to be issued (which shall be a Business Day and shall in no event be later than the Ultimate Maturity Date unless cash collateral is provided by Borrower in accordance with Section 2.2), (iv) the Person for whose benefit the requested LC is to be issued, and (v) such other information as may be specifically requested by Agent or Issuer in such application. If the stated amount and other terms of the requested LC are within the limitations set forth in Section 2.2, Agent shall promptly deliver the application to Issuer (if the application was not previously delivered by Borrower to Issuer at Agent's request). Unless Issuer receives, on or before the Business Day immediately preceding the requested issue date, written or telephonic notice from Agent (confirmed in writing) that one or more conditions applicable to issuance of the LC (including but not limited to the conditions set forth in Section 11) under this Agreement have not been satisfied, Issuer shall, on the requested date, issue an LC for the account of Borrower in accordance with Issuer's usual and customary business practices.

     Notwithstanding anything to the contrary contained herein, Issuer shall not be obligated to issue an LC if any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain Issuer or any other Lender from issuing such LC or any Law applicable to Issuer or any other Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Issuer or any other Lender shall prohibit, or request that Issuer or any other Lender refrain from, the issuance of letters of credit generally or such LC in particular or shall impose upon Issuer or any other Lender with respect to such LC any restriction or reserve or capital requirement (for which Issuer is not otherwise compensated by the Borrower hereunder) not in effect on the Effective Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to Issuer as of the Effective Date and which Issuer in good faith deems material to it.

     Agent shall, upon any Lender's request from time to time, advise such Lender of the aggregate undrawn amount of the LCs (including the Existing
     LCs) as of the date of such request, and shall provide to Lenders such other information respecting the outstanding LCs as Lenders may reasonably request from time to time.

          7.2.2. PARTICIPATIONS IN ISSUED LCS. Immediately upon the issuance by Issuer of an LC in accordance with the terms and conditions of this Agreement, Issuer shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from Issuer, an undivided interest and participation in such LC and the obligation of Borrower with respect thereto in an amount equal to such Lender's ratable share thereof, as listed on Exhibit 2, and in each case any security therefor and guaranty pertaining thereto.

     7.3. AGENT'S NOTICE TO LENDERS; FUNDS DEPOSIT.

          7.3.1. REVOLVING ADVANCES. Upon receipt of a Revolving Advance Request, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such Revolving Advance. Not later than 1:00 p.m. (St. Louis time) on the Advance Date, each Lender shall make available its ratable share of such Revolving Advance, in immediately available funds consisting solely of Dollars, to the Agent in accordance with such remittance instructions as may be given by Agent to each Lender from time to time.

          7.3.2. FUNDING LC DRAWS. In the event that an LC Draw is made on an LC and Borrower fails to reimburse such amount in full to Issuer on demand, Issuer shall promptly notify Agent of such failure. Upon Agent's receipt of such notice from Issuer, Agent shall have the right to cause a Revolving Advance to be made, regardless of whether such Revolving Advance would result in the Revolving Loan exceeding the Maximum Available Amount, by notifying Lenders of the LC Draw, the amount of the Revolving Advance required to fund such LC Draw, and the amount of such Lender's ratable share of such Revolving Advance (such notice shall be deemed to be a Revolving Advance Request). Unless otherwise agreed by the Required Lenders, the Advance Date for such Revolving Advance shall not be later than 1:00 p.m. (St. Louis time) on the first Business Day following Agent's delivery of a Revolving Advance Request pursuant to this Section 7.3.2. By no later than such Advance Date, each Lender shall unconditionally make available its ratable share of the Revolving Advance, in immediately available funds consisting solely of Dollars, to Agent in accordance with such remittance instructions as may be given by Agent to each Lender from time to time. Each Revolving Advance made by Lenders pursuant to this
     Section 7.3.2 shall be deemed to be a CBR Advance.

     7.4. REVOLVING ADVANCES RATABLE. All Revolving Advances hereunder shall be made by the Lenders ratably in proportion to their respective Revolving Commitment or LC Commitment, as the case may be. The portion of each Revolving Advance to be funded by each Lender shall be an amount equal to (x) the Dollar amount of the Revolving Advance requested times (y) the percentage set forth opposite such Lender's name on Exhibit 2. Except as otherwise provided herein, a Lender shall not at any time be obligated to (i) make Revolving Advances pursuant to this Agreement in excess of its Revolving Commitment at such time,
(ii) make Revolving Advances to fund LC Draws pursuant to this Agreement in excess of its LC Commitment at such time, or (iii) advance more than its ratable share of any Revolving Advance.

     7.5. AGENT'S AVAILABILITY ASSUMPTION. Unless the Agent shall have been notified by any Lender by written notice prior to an Advance Date, that such Lender does not intend to make available to the Agent such Lender's ratable portion of any Revolving Advance which it shall be obligated to make on such date, the Agent may assume that each Lender has made the required amount available to the Agent on the Advance Date and the Agent may, in reliance upon such assumption, make available to the Borrower (or Issuer, if the Revolving Advance is to reimburse Issuer for an LC Draw), a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on the Advance Date, the Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount immediately upon Agent's demand therefor, then the Agent shall promptly notify the Borrower and the other Lenders and the Borrower shall immediately pay such corresponding amount to Agent. The Agent shall also be entitled to recover, either from such defaulting Lender or the Borrower, interest on such corresponding amount for each day from, but not including, the date such corresponding amount was made available by Agent to Borrower to, and including, the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (i) if paid by such Lender, the cost to the Agent of funding such amount at the Federal Funds Rate as notified in writing by the Agent to such Lender, or (ii) if paid by the Borrower, the applicable rate for Revolving Advances determined from the Revolving Advance Request to which such amount relates (unless the amount is paid with respect to a Revolving Advance made to fund an LC Draw, in which case, the rate shall be the Adjusted CBR). Notwithstanding anything in this Section 7.5 to the contrary:

          7.5.1. If a Lender fails to fund its ratable share of a Revolving Advance and neither a Default has occurred which is continuing nor an Event of Default exists which has not been expressly waived in writing by the Required Lenders, and such Lender does not otherwise have the right under the terms hereof not to fund its ratable share, then Borrower shall be entitled to recover its reasonable attorneys' fees and court costs if it pursues a legal or equitable remedy against such Lender for such failure and obtains a judgment or injunction against such Lender which is final and non-appealable.

          7.5.2. If a Lender fails to fund its ratable share of a Revolving Advance and neither a Default has occurred which is continuing nor an Event of Default exists which has not been expressly waived in writing by the Required Lenders, and Borrower has repaid the corresponding amount to Agent upon Agent's demand therefor pursuant to this Section 7.5, then Borrower shall not be required to compensate such Lender under Section 10.4 for any loss or expense suffered by such Lender as a result of Borrower repaying such amount.

          7.5.3. If any Lender fails to fulfill its obligation to fund its ratable share of any Revolving Advance within two (2) Business Days after it shall be required to do so, the Borrower shall not be required to pay to the Agent on behalf of such Lender such Lender's share of the Non-Use Fee for the period that such Lender shall have so failed to fulfill its obligation to fund (or if Agent shall advance such Lender's ratable share of any Revolving Advance, until the Agent recovers such amount from such Lender, together with interest thereon as provided above, or the Borrower repays such amount to the Agent together with interest thereon as provided above); provided, that if the Agent shall fund to the Borrower the defaulting Lender's ratable share of any Revolving Advance, then the Borrower shall pay and the Agent may retain for its own account such Non-Use Fee which the Borrower shall not be required to pay to such defaulting Lender for the period that the amount so funded by the Agent on behalf of such defaulting Lender, together with interest thereon as provided above, shall remain outstanding.

          7.5.4. No Lender shall be responsible for a failure of another Lender to fund its ratable share of a Revolving Advance, nor shall the Revolving Commitment or LC Commitment of a Lender be increased as a result of such failure by another Lender. Each Lender shall be obligated only to fund its ratable share of a Revolving Advance subject to the terms and conditions hereof, regardless of the failure of another Lender to fund its ratable share thereof.

8.   CANCELLATION AND REDUCTION OF COMMITMENT.

     8.1. [INTENTIONALLY LEFT BLANK].

     8.2. VOLUNTARY BY BORROWER. Borrower shall have the right at any time, upon at least five Business Days' prior written notice to Agent, to cancel or from time to time reduce the Aggregate Revolving Commitment; provided, however, that (i) if the amount of such reduction would result in the Aggregate Revolving Commitment being less than the aggregate principal amount of all LIBOR Advances then outstanding, such reduction shall be effective only to the extent that it reduces the Aggregate Revolving Commitment to an amount equal to the aggregate principal amount of all then outstanding LIBOR Advances, and (ii) such reduction shall be a whole multiple of $1,000,000. Any such reduction of the Aggregate Revolving Commitment shall be permanent.

     8.3. BY AGENT FOR DEFAULT. At any time after an Event of Default occurs that is not waived in writing by Agent and Required Lenders, Agent may cancel the Aggregate Revolving Commitment as provided in Section 16.3.

9.   COLLATERAL AND GUARANTY.

     9.1. COLLATERAL. As security for all of the Loan Obligations, Borrower shall grant to Agent, for the benefit of the Lenders in accordance with their ratable shares of the Aggregate Revolving Commitment, a perfected security interest in all Accounts of Borrower pursuant to one or more security agreements executed by Borrower, in form and substance satisfactory to Lenders and Lenders' counsels (as the same may be modified, amended, restated or replaced, the "Security Agreement"). Borrower shall also grant to Agent, for the benefit of the Lenders in accordance with their ratable shares of the Aggregate Revolving Commitment, as security for all of the Loan Obligations, a first priority security interest in all of the stock and partnership interests held by Borrower in the Guarantors (other than Nevada Rehabilitation Services, Corp.), the Material Subsidiaries, and Royal Oaks Partnership, a Florida general partnership, pursuant to one or more stock pledge and assignment of partnership interest agreements executed by Borrower, in form and substance satisfactory to Lenders and Lenders' counsels (as the same may be modified, amended, restated or replaced, the "Stock Pledge Agreement"). If Borrower or any of its Subsidiaries creates or acquires any Material Subsidiaries subsequent to the Effective Date, Borrower shall notify Agent thereof and shall immediately upon Agent's request deliver such security documents covering the stock of such acquired or newly created Material Subsidiaries as may be requested by Agent; all such documents delivered to Agent shall be deemed to be Security Documents hereunder and all property covered by such documents shall be deemed Collateral hereunder.

     9.2. GUARANTY. Borrower shall cause National Institutional Pharmacy Services, Inc., a Delaware corporation, Community Rehabilitation Centers, Inc., a Delaware corporation ("CRC Delaware"), Nevada Rehabilitation Services, Corp., a Delaware corporation, Horizon Health Systems, L.P., a Delaware limited partnership, Horizon Holding, Inc., a Delaware corporation, Advanced

Cardiovascular Technology, Inc., an Arizona corporation, Intra-City Enterprises, Inc., an Ohio corporation, Physicians Hospital For Extended Care, a Nevada corporation, Greenery Securities Corp., a Delaware corporation, Vegas Valley Convalescent Center, Inc., a Nevada corporation, HHC Acquisition Corp., a Delaware corporation, Midwest Regional Rehabilitation Center, Inc., a Delaware corporation, Horizon CMS Corporation, a Delaware Corporation, and LTC Medical Laboratories, Inc., a Delaware Corporation (collectively, the "Guarantors"), to execute one or more continuing guaranties (as the same may be amended, restated or replaced, the "Guaranty"), in form and substance satisfactory to Lenders, pursuant to which Guarantors jointly and severally guaranty repayment of the Loan Obligations to Agent for the ratable benefit of Lenders (with the liability of each Guarantor for the Loan Obligations being limited at any particular time to the greater of (i) the principal amount of and interest on the Revolving Advances or portions thereof loaned or otherwise transferred by Borrower to such Guarantor or any of its Subsidiaries from time to time, and (ii) the net worth of such Guarantor, as more specifically provided in the Guaranty). If Borrower or any of its Subsidiaries creates or acquires any Material Subsidiaries subsequent to the Effective Date, Borrower shall notify Agent thereof and shall immediately upon Agent's request deliver similar continuing guaranties from such of the acquired or newly created Material Subsidiaries as may be requested by Agent; all such guaranties delivered to Agent, together with the other guaranties delivered pursuant hereto, as the same may be amended, restated or replaced, shall be deemed to be the Guaranty hereunder. As security for the Guaranty and Loan Obligations, Borrower shall cause (i) subject to the terms of
Section 14.15, each of the Guarantors and any and all Material Subsidiaries of Borrower and any Guarantor to grant to Agent, for the benefit of the Lenders in accordance with their ratable shares of the Aggregate Revolving Commitment, a perfected security interest in all Accounts of the Guarantors and any of Borrower's and Guarantors' Material Subsidiaries pursuant to one or more security agreements executed by the Guarantors and Borrower's and Guarantors' Material Subsidiaries, in form and substance satisfactory to Lenders (as the same may be modified, amended, restated or replaced, the "Guarantor Security Agreement"), (ii) CRC Delaware to grant to Agent, for the ratable benefit of the Lenders in accordance with their ratable shares of the Aggregate Revolving Commitment, a perfected first priority security interest in all of the stock held by CRC Delaware in Nevada Rehabilitation Services, Corp., a Delaware corporation, pursuant to one or more stock pledge agreements executed by CRC Delaware, in form and substance satisfactory to Lenders (as the same may be modified, amended, restated or replaced, the "CRC Stock Pledge Agreement"),
(iii) Horizon Holding, Inc. to grant to Agent, for the ratable benefit of the Lenders in accordance with their ratable shares of the Aggregate Revolving Commitment, a perfected first priority security interest in all of its partnership interest in Horizon Health Systems, L.P., a Delaware limited partnership, pursuant to one or more assignments of partnership interests executed by Horizon Holding, Inc. in form and substance satisfactory to Lenders (as the same may be modified, amended, restated or replaced, the "Horizon Holding Assignment"), and (iv) National Institutional Pharmacy Services, Inc., a Delaware corporation, to grant to Agent, for the ratable benefit of the Lenders in accordance with their ratable shares of the Aggregate Revolving Commitment, a perfected first priority security interest in all of its partnership interest in ASCO of New England, L.P., pursuant to one or more assignments of partnership interests executed by National Institutional Pharmacy Services, Inc. in form and substance satisfactory to Lenders (as the same may be modified, amended, restated or replaced, the "NIPSI Assignment").

     9.3. SECURITY INTERESTS. The perfected security interests granted to Agent, for the ratable benefit of the Lenders in accordance with their ratable shares of the Aggregate Revolving Commitment, pursuant to the Security Agreement and the Guarantor Security Agreement shall at all times constitute a perfected, first priority security interest in at least 80% of the aggregate Dollar amount of the Eligible Accounts (as defined in Section 14.15) of Borrower, the Guarantors, and all Material Subsidiaries.

     9.4. EXISTING SECURITY DOCUMENTS. Except as expressly provided in the Loan Documents executed as of or subsequent to the Effective Date, each of the Security Documents executed prior to the Effective Date (the "Existing Security Documents") pursuant to the Prior Agreement shall in no way be affected, replaced, impaired or waived by this Agreement or any of the other Loan Documents executed as of the Effective Date; provided, however, that to the extent of any irreconcilable conflicts between the terms of the Loan Documents executed as of or subsequent to the Effective Date and the terms of the Existing Security Documents, the terms of such Loan Documents shall be deemed to control. All of the Liens, priorities and rights of Agent and Lenders with respect to the Collateral under the Existing Security Documents are hereby extended, renewed and carried forward as security for the Loan Obligations for the benefit of Agent, for the ratable benefit of Lenders, and all of such Liens, priorities and rights shall relate back to the date upon which they were first created and shall be preserved, maintained, renewed, extended and carried forward to secure the Notes and other Loan Obligations to the same extent as if the Notes and Loan Obligations had been expressly mentioned in the Existing Security Documents.

10.  YIELD PROTECTION AND LIBOR MATTERS.

     10.1.  COMPENSATION FOR INCREASE IN LIBOR ADVANCE COSTS.  If, by reason of
(a) after the Effective Date, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in any or (b) the compliance by a Lender or its parent holding company, if any, with any law, or any guideline or request (whether or not having the force of law) of any Governmental Authority:

     (i) such Lender is subject to any tax, duty or other charge with respect to its LIBOR Advances or its obligation to make the same, or the basis of taxation of payments to such Lender of the principal of or interest on its LIBOR Advances or its obligation to make the same shall change (except for changes in the rate of tax on the overall net income of such Lender imposed by the United States or other jurisdiction in which such Lender's principal executive office is located); or

     (ii) any reserve (including, without limitation, any imposed by the FRB), special deposit, compulsory loan, assessment, or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Lender is imposed or deemed applicable or any other condition affecting its LIBOR Advances or its obligation to make them is imposed on such Lender or the London Interbank Market;

and as a result thereof there is any increase in the cost to such Lender of agreeing to make or making, funding or maintaining its LIBOR Advances (except to the extent already included in the determination of the applicable LIBOR Rate), or there is a reduction in the amount received or receivable by such Lender, then the Borrower shall from time to time, upon written notice from and demand by such Lender (with a copy of such notice and demand to Agent), pay to such Lender, within five Business Days after the date specified in such notice and demand, additional amounts sufficient to compensate such Lender in the amount of such increased cost. If such Lender claims compensation under this Section, such Lender shall furnish a certificate to Borrower that states the additional amount or amounts to be paid to it hereunder. Borrower shall have the burden of proving that any such certificate is not correct.

     10.2.  SUSPENSION OF OBLIGATION TO MAKE LIBOR ADVANCES.  In the event that
(i) on any date for determining the LIBOR Rate for any Interest Period, by reason of any changes arising after the Effective Date affecting the London Interbank Market, or any Lender's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition herein of LIBOR Rate, or (ii) the making or continuance of any LIBOR Advance by a Lender has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then such Lender shall promptly give notice (by telephone, confirmed in writing) to Borrower of such determination. Until such Lender notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, (a) the obligation of such Lender to make LIBOR Advances shall be suspended, (b) each outstanding LIBOR Advance from such Lender shall be automatically converted into a CBR Advance on the earlier of the last day of the Interest Period for such LIBOR Advance or the last date permitted by applicable law, and (c) all Revolving Advances requested in Revolving Advance Requests shall be CBR Advances. Notwithstanding anything to the contrary contained herein, if a LIBOR Advance is converted to a CBR Advance pursuant to this Section 10.2, the per annum interest rate applicable to such Revolving Advance from and after the effective date of such conversion shall be equal to the Adjusted CBR (but otherwise calculated as provided in Section 4) and Borrower shall not be required to compensate Lenders under Section 10.4 for any loss or expense suffered by Lenders as a result of such conversion.

     10.3. CAPITAL ADEQUACY REIMBURSEMENT. If there is any change of Law or any change in any guidelines from any central bank or any other Governmental Authority (whether or not having the force of law) after the date hereof regarding the capital that financial institutions in a class that includes a Lender are required to maintain and which has the effect of reducing the rate of return on, or increasing the cost of maintaining, such Lender's capital as a consequence of its obligations hereunder, then such Lender may from time to time demand, and Borrower shall pay to such Lender within fifteen days after each such demand, such additional amount or amounts as will compensate such Lender for such reduction or increase. If such Lender claims compensation under this Section, such Lender shall furnish a certificate to Borrower that states the additional amount or amounts to be paid to it hereunder. Borrower shall have the burden of proving that any such certificate is not correct.

     10.4.  FUNDING LOSSES.  Except as otherwise provided in Section 7.5.2 and
Section 10.2, Borrower shall pay to each Lender upon its demand an amount sufficient to compensate such Lender for all loss and expense suffered by such Lender, including but not limited to the cost of acquiring funds to make or carry a LIBOR Advance, (i) if for any reason a requested Revolving Advance is not taken by Borrower on the date specified therefor in a Revolving Advance Request (whether or not withdrawn), (ii) if any prepayment or repayment of a LIBOR Advance or conversion of a LIBOR Advance to a Revolving Advance of another type, whether or not required hereby, occurs on a date which is not the last day of the Interest Period therefor, (iii) if for any reason Borrower fails to repay a LIBOR Advance when required by the terms of this Agreement, or (iv) Borrower cancels or revokes a Notice of Conversion/Continuation previously given to Agent pursuant to the terms of Section 4.3. The minimum that Borrower shall be obligated to pay to such Lender in any such event shall be an amount equal to
(x) the greater of zero or

                                  A x (B-C) x D
                                  -------------
                                       360

     wherein

     "A" is the Affected Principal Amount;

     "B" is the decimal equivalent of the LIBOR Rate that is (or would be in the case of Borrower's failure to borrow after giving a Revolving Advance Request) payable by Borrower on such Revolving Advance;

     "C" is the decimal equivalent of the LIBOR Rate that would apply to a hypothetical Revolving Advance in the Affected Principal Amount whose Advance Date were on the last Business Day on or before the first day of the Remaining Interest Period and whose Interest Period were approximately equal, as determined by Lender, to the Remaining Interest Period; and

     "D" is the number of days from and including the first day of the Remaining Interest Period to but excluding the last day of the Remaining Interest Period;

plus (y) any other out-of-pocket loss or expense (including any internal processing charge customarily charged by Lender) suffered by such Lender in liquidating deposits prior to maturity in amounts which correspond to the Affected Principal Amount.

"Affected Principal Amount" shall mean, as applicable, (i) the principal amount of a Revolving Advance that Borrower fails to take after having given a Revolving Advance Request; (ii) the entire principal amount of a LIBOR Advance that Borrower fails to repay when required by the terms of this Agreement; or
(iii) the amount of any prepayment or repayment on a LIBOR Advance that occurs, or the entire principal amount of a LIBOR Advance that converts to a Revolving Advance of another type, whether or not required hereby, on a date which is not the last day of the Interest Period therefor.

"Remaining Interest Period" shall mean, as applicable, (i) the entire Interest Period that would have been applicable to a Revolving Advance that Borrower fails to take after having given a Revolving Advance Request; (ii) a period equal in duration to the Interest Period of a LIBOR Advance that Borrower fails to repay when required by the terms of this Agreement; or (iii) if a prepayment or repayment on a LIBOR Advance occurs, or a LIBOR Advance converts to a Revolving Advance of another type, whether or not required hereby, prior to the last day of the Interest Period therefor, the period from and including the date thereof to but excluding the last day of such Interest Period.

If a Lender claims compensation under this Section, such Lender shall furnish a certificate to Borrower (with a copy to Agent if it is not the Lender involved) that states the additional amount or amounts to be paid to it hereunder. Borrower shall have the burden of proving that any such certificate is not correct.

11.  CONDITIONS OF LENDING.

     11.1. CONDITIONS TO INITIAL REVOLVING ADVANCE AND LC. As conditions precedent to Lenders' obligation to make the initial Revolving Advance or to issue the initial LC hereunder:

          11.1.1. EXECUTED DOCUMENTS. Agent shall have received on or before the Effective Date all notes, agreements, documents, certificates and other items reasonably requested by Agent and the other Lenders in connection with the transactions contemplated by this Agreement, each duly executed where applicable, and, as applicable, sealed, attested, acknowledged, certified, or authenticated.

          11.1.2. FINANCIAL CONDITION. Agent shall have completed an initial audit of Borrower's books and records of account and shall have received the Initial Financial Statements; and Lenders shall have determined to their satisfaction that the Initial Financial Statements and other information furnished to Lenders by Borrower fairly and accurately reflect the business and financial condition of Borrower and the results of its operations for the periods covered by the Initial Financial Statements and such information.

          11.1.3. NO DEFAULT. No Default shall have occurred and be continuing that is not waived in writing by the Required Lenders, no Event of Default shall have occurred that is not waived in writing by the Required Lenders, and neither will occur as a result of such Revolving Advance being requested or made or the application of the proceeds thereof, or as a result of the issuance of the LC.

          11.1.4. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in the Loan Documents shall be true and correct.

          11.1.5. MATERIAL ADVERSE CHANGE. Since the date of the most recent Financial Statements delivered to Lenders, there shall not have been any change which would have a Material Adverse Effect.

          11.1.6. PENDING MATERIAL PROCEEDINGS. There shall be no pending Material Proceedings.

          11.1.7. PAYMENT OF FEES. Borrower shall have paid and reimbursed to Agent and Lenders all fees, costs and expenses that are payable or reimbursable to them hereunder on or before the Effective Date.

          11.1.8. LEGAL OPINION. Agent shall have received an opinion of Borrower's counsel, in form and substance acceptable to Lenders, dated as of the Effective Date, respecting the transactions contemplated by this Agreement.

          11.1.9.  [INTENTIONALLY LEFT BLANK].

          11.1.10. ADDITIONAL MATTERS. All other documents and legal matters in connection with the transactions contemplated by the Loan Documents and related documents shall be in form and substance reasonably satisfactory to Lenders.

     11.2. CONDITIONS TO SUBSEQUENT REVOLVING ADVANCES AND LCS. The obligation of Lenders to make any subsequent Revolving Advance or to issue subsequent LCs shall be subject to the prior or concurrent fulfillment of each of the following additional conditions precedent:

          11.2.1. GENERAL CONDITIONS. All of the conditions to the initial Revolving Advance and LC in Section 11.1 shall have been and shall remain satisfied.

          11.2.2. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in the Loan Documents shall be true and correct on the Advance Date for such Revolving Advance with the same force and effect as if made on such date.

          11.2.3. NO DEFAULT. No Default shall have occurred and be continuing that is not waived in writing by the Required Lenders, no Event of Default shall have occurred that is not waived in writing by the Required Lenders, and neither will occur as a result of such Revolving Advance being requested or made or the application of the proceeds thereof, or as a result of the issuance of such LC being issued, as the case may be.

          11.2.4. OTHER APPROVALS. Agent shall have received from Borrower such other approvals, opinions, certificates or documents as it may reasonably request.

12.  REPRESENTATIONS AND WARRANTIES.

     Except as otherwise described in Borrower's disclosure schedule that is attached hereto as Exhibit 12 (the "Disclosure Schedule"), Borrower represents and warrants to Agent and Lenders as follows:


     12.1. ORGANIZATION AND EXISTENCE. Each Covered Person is a corporation or limited partnership duly organized and existing in good standing under the laws of the state of its incorporation or organization, is duly qualified to do business and is in good standing in every state where the nature or extent of its business or properties require it to be qualified to do business as a foreign corporation or limited partnership, and has the corporate or partnership power and authority to own its properties and carry on its business as now being conducted.

     12.2. AUTHORIZATION. Each Covered Person is duly authorized to execute and perform every Loan Document to which such Covered Person is a party, and Borrower is duly authorized to borrow hereunder; this Agreement and the other Loan Documents have been properly authorized by all requisite corporate action of each Covered Person.

     12.3. DUE EXECUTION. Every Loan Document to which a Covered Person is a party has been duly executed on behalf of such Covered Person.

     12.4. ENFORCEABILITY OF LOAN DOCUMENTS. Each of the Loan Documents to which a Covered Person is a party constitutes the legal, valid and binding obligation of such Covered Person, enforceable against such Covered Person in accordance with its terms, except to the extent that the enforceability thereof against such Covered Person may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles of general application.

     12.5. BURDENSOME OBLIGATIONS. No Covered Person is a party to or bound by any Contract or is subject to any provision in the Charter Documents of such Covered Person which would, if performed by such Covered Person, have a Material Adverse Effect on such Covered Person or any other Covered Person.

     12.6. LEGAL RESTRAINTS. Except as expressly contemplated or permitted in this Agreement, neither the execution of any Loan Document by any Covered Person nor the performance by any Covered Person of its obligations thereunder now violates or will in the future violate, or constitutes or will in the future constitute a default under, the Charter Documents of such Covered Person, any Material Agreement of such Covered Person, or any Material Law, or will result in any Lien being imposed on any of such Covered Person's property.

     12.7. NO MATERIAL PROCEEDINGS. There are no Material Proceedings pending or threatened.

     12.8. MATERIAL LICENSES. All Material Licenses have been obtained or exist for each Covered Person.

     12.9. COMPLIANCE WITH LAWS. Every Covered Person is in compliance with all Material Laws.

     12.10. OTHER NAMES. No Covered Person has used any name other than the full name which identifies such Covered Person in this Agreement, and the name "Greenery Rehabilitation Group, Inc.", except as otherwise set forth in Section
12.26. The only trade name or style under which a Covered Person creates Accounts, or to which instruments in payment of Accounts are made payable, is the name which identifies such Covered Person in this Agreement or as otherwise specified in Exhibit 12.26 attached hereto.

     12.11. FINANCIAL STATEMENTS. The Initial Financial Statements are complete and correct, have been prepared in accordance with GAAP, and fairly reflect the financial condition, results of operations and cash flows of the Persons covered thereby as of the dates and for the periods stated therein.

     12.12. NO CHANGE IN CONDITION. Since the date of the Initial Financial Statements delivered to Lender, there has been no change which would have a Material Adverse Effect on any Covered Person.

     12.13. NO DEFAULTS. No Covered Person has breached or violated or is in default under any Material Agreement, or has defaulted with respect to any Material Obligation of such Covered Person. No Default has occurred which is continuing and no Event of Default exists which has not been expressly waived in writing by the Required Lenders.

     12.14. INVESTMENTS. No Covered Person has any Investments in other Persons except existing Permitted Investments.

     12.15. INDEBTEDNESS. No Covered Person has any Indebtedness except existing Permitted Indebtedness.

     12.16. INDIRECT OBLIGATIONS. No Covered Person has any Indirect Obligations except existing Permitted Indirect Obligations.

     12.17.  LIENS.   There are no Liens on any of the property purported to be
owned by any Covered Person, including the Collateral, except existing Permitted Liens.

     12.18.  [INTENTIONALLY LEFT BLANK].

     12.19. OPERATING LEASES. No Covered Person has an interest as lessee under any Operating Leases except existing Permitted Operating Leases.

     12.20. CAPITAL LEASES. No Covered Person has an interest as a lessee under any Capital Leases except existing Permitted Capital Leases.

     12.21. TAX LIABILITIES; GOVERNMENTAL CHARGES. Every Covered Person has filed or caused to be filed all tax reports and returns required to be filed by it with any Governmental Authority, except where extensions have been properly obtained, and has paid or made adequate provision for payment of all taxes, assessments, fees and other charges levied upon it or upon its income or properties by any Governmental Authority which are due and payable, including interest and penalties, except such taxes, assessments, fees and other charges, if any, as are being diligently contested in good faith by appropriate proceedings and as to which such Covered Person has established adequate reserves in conformity with GAAP on the books of such Covered Person. No Liens for any such taxes, assessments, fees or other charges have been filed and no claims are being asserted with respect to any such taxes, assessments, fees or other charges which, if adversely determined, would have a Material Adverse Effect on such Covered Person. None of the federal income tax returns of each Covered Person has been audited by the Internal Revenue Service. There are no material unresolved issues concerning any tax liability of a Covered Person which, if adversely determined, would have a Material Adverse Effect on such Covered Person.

     12.22. PENSION BENEFIT PLANS. All Pension Benefit Plans maintained by each Covered Person qualify under Section 401 of the Code and are in compliance with the provisions of ERISA. To the best of Borrower's knowledge, except with respect to events or occurrences which would not have a Material Adverse Effect:

          12.22.1. PROHIBITED TRANSACTIONS. None of such Pension Benefit Plans has participated in, engaged in or been a party to any non-exempt prohibited transaction as defined in ERISA or the Code, and no officer, director or employee of a Covered Person has committed a breach of any of the responsibilities or obligations imposed upon fiduciaries by Title I of ERISA.

          12.22.2. CLAIMS. There are no claims, pending or threatened, involving any such Pension Benefit Plan by a current or former employee (or beneficiary thereof) of such Covered Person, nor is there any reasonable basis to anticipate any claims involving any such Pension Benefit Plan which would likely be successfully maintained against any Covered Person.

          12.22.3. REPORTING AND DISCLOSURE REQUIREMENTS. There are no violations of any reporting or disclosure requirements with respect to any such Pension Benefit Plan and none of such Pension Benefit Plans has violated any applicable Law, including but not limited to ERISA and the Code.

          12.22.4. ACCUMULATED FUNDING DEFICIENCY. No such Pension Benefit Plan has (i) incurred an "accumulated funding deficiency" (within the meaning of Section 412(a) of the Code), whether or not waived; (ii) been a Pension Benefit Plan with respect to which a Reportable Event (to the extent that the reporting of such events to the PBGC within thirty days of the occurrence has not been waived) has occurred and is continuing; or
     (iii) been a Pension Benefit Plan with respect to which there exist conditions or events which have occurred that present a significant risk of termination of such Pension Benefit Plan by the PBGC.

          12.22.5. MULTIEMPLOYER PLAN. No Covered Person has received notice that any Multiemployer Plan to which such Covered Person contributes is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan to which such Covered Person contributes is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA.

     12.23. WELFARE BENEFIT PLANS. No Covered Person maintains a Welfare Benefit Plan that has a liability which, if enforced or collected, would have a Material Adverse Effect. Every Covered Person has complied in all material respects with the applicable requirements of Section 4980B of the Code pertaining to the Consolidated Omnibus Budget Reconciliation Act continuation coverage.

     12.24. RETIREE BENEFITS. No Covered Person has an obligation to provide any Person with any medical, life insurance, or similar benefit following such Person's retirement or termination of employment (or to such Person's beneficiary subsequent to such Person's death).

     12.25. TITLE TO PROPERTY. Every Covered Person has good and marketable title to all real and personal property purported to be owned by it or reflected in the Initial Financial Statements.

     12.26. CHIEF PLACE OF BUSINESS. As of the date hereof, the chief executive office and the principal places of business of Borrower, each Guarantor, and each Material Subsidiary are located at the places listed and so identified on
Exhibit 12.26. As of the date hereof, the books and records of Borrower, each Guarantor, and each Material Subsidiary and all of the chattel paper and all records of Accounts are located at Borrower's, each Guarantor's, and each Material Subsidiary's respective chief executive office listed and so identified on Exhibit 12.26. There is no office or place of business at which Borrower, any Guarantor, or any Material Subsidiary conducts business except those identified as its chief executive office and its places of business as so identified on Exhibit 12.26.

     12.27. ACCOUNTS RECEIVABLE. As to all Accounts reflected in the Accounts aging reports delivered to Agent and Lenders pursuant to Section 14.8: (i) they arise from bona fide transactions; (ii) the amounts thereof as shown on the books and records of Borrower and its Subsidiaries are actually and absolutely owing to Borrower or its Subsidiaries, as the case may be, and are not in any way contingent (except for Medicare and Medicaid Accounts, which Accounts may be subject to normal Medicare and Medicaid audits); and (iii) they arose in the ordinary course of business.

     12.28. NEGATIVE PLEDGES. No Covered Person is a party to or bound by any Contract which prohibits the creation or existence of any Lien upon or assignment or conveyance of the Collateral other than Contracts expressly permitted by Section 15.18.

     12.29. SECURITY DOCUMENTS. The provisions of the Stock Pledge Agreement, the Guarantor Stock Pledge Agreement, the CRC Stock Pledge Agreement, the Horizon Holding Assignment, and the NIPSI Assignment are effective to create in favor of Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in all right, title and interest of Borrower, Guarantors or other owners thereof in the Collateral described therein. With respect to all Collateral in which a security interest may be perfected under the UCC by filing a financing statement or by possession of the Collateral by the secured party, appropriate financing statements have been delivered to Agent, or have been filed in the offices of the appropriate jurisdictions, or delivery of possession of such Collateral has been made to Agent, and all other necessary steps have been taken to create a fully perfected first priority Lien on and security interest in the Collateral in favor of Agent, for the benefit of Lenders, superior in right to any Liens, existing or future, which any third party may have against such Collateral, subject only to the Permitted Liens.

     12.30. MARGIN STOCK. No Covered Person is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" (within the meaning of Regulation U), and no part of the proceeds of any Revolving Advance or LC will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation U or Regulation G.

     12.31. SECURITIES MATTERS. No proceeds of any Revolving Advance or LC will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended.

     12.32. INVESTMENT COMPANY ACT, ETC. No Covered Person is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or a company "controlled" (within the meaning of such Investment Company Act) by such an "investment company". No Covered Person is subject to any Law limiting or regulating its ability to incur Indebtedness for money borrowed.

     12.33. NO MATERIAL MISSTATEMENTS OR OMISSIONS. Neither the Loan Documents nor the Financial Statements nor any statement, list, certificate or other information, furnished or to be furnished by a Covered Person to Agent or any Lender in connection with the Loan Documents or any of the transactions contemplated thereby contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements therein not misleading. Borrower has disclosed to Lenders everything regarding its business, operations, property, financial condition, or business prospects that would have a Material Adverse Effect on any Covered Person.

     12.34. FILINGS. All registration statements, reports, proxy statements and other documents, if any, required to be filed by Borrower with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, have been filed, and such filings are complete and accurate and contain no untrue statements of material fact or omit to state any material facts required to be stated therein or necessary in order to make the statements therein not misleading.

     12.35.  GENERAL LEDGER ENTRIES.    Each credit entry in the general ledger
account maintained by Borrower pursuant to Section 14.7.1, and each debit entry in the general ledger accounts maintained by Covered Persons (other than Borrower) pursuant to Section 14.7.2, represents an Intercompany Loan made by Borrower to such Covered Persons, funded entirely with proceeds of one or more Revolving Advances. Each credit entry in the general ledger accounts maintained by the Covered Persons (other than Borrower) pursuant to Section 14.7.2 represents a payment of principal made by such Covered Person on the Intercompany Loans reflected in such accounts.

13.  SURVIVAL OF REPRESENTATIONS AND EFFECT OF REVOLVING ADVANCES.

     13.1. SURVIVAL. All representations and warranties in Section 12 shall survive execution of the Loan Documents and the making of every Revolving Advance and the issuance of every LC, and may be relied upon by Agent and Lenders as being true and correct until all of the Loan Obligations are fully and irrevocably paid.

     13.2. EACH REVOLVING ADVANCE REQUEST AND REQUEST FOR LC A NEW REPRESENTATION. Each Revolving Advance Request, and each request by Borrower for an LC, shall constitute a certification that (i) no Default has occurred that is continuing and has not been waived in writing by Agent and the Required Lenders and no Event of Default has occurred that has not been waived in writing by Agent and the Required Lenders, (ii) all representations and warranties in
Section 12 and in the other Loan Documents are true and correct as of the Advance Date; and (iii) all required conditions to the making of the requested Revolving Advance or the issuance of the requested LC have been met.

14.  AFFIRMATIVE COVENANTS.

     Borrower covenants and agrees that, so long as the Aggregate Revolving Commitment or Aggregate LC Commitment remains in effect or any LCs are outstanding or any of the Loan Obligations are owing to Lenders by Borrower, Borrower shall do, or cause to be done, the following:

     14.1. USE OF PROCEEDS. Subject to the terms and conditions hereof, the proceeds of the Revolving Advances shall be used solely for the following purposes: (i) to refinance the outstanding indebtedness under the Prior Agreement as of the Effective Date, (ii) to provide a bridge facility for the acquisition of nursing home properties for long-term and subacute care and for expansion of therapy and pharmacy operations and other related purposes, (iii) to finance working capital and interim capital expenditures of Borrower and Guarantors, (iv) to reimburse Lenders for LC Draws, and (v) other general corporate purposes. The LC's shall be issued solely for general corporate purposes which include, among others, support for workmen's compensation and lease obligations of Borrower.

     14.2. CORPORATE AND PARTNERSHIP EXISTENCE. Each Covered Person shall maintain in good standing its corporate or partnership existence, as the case may be, and its right to transact business in those states in which it is now or hereafter doing business (except as otherwise permitted by Section 15.8), and each Covered Person shall obtain and maintain all Material Licenses for such Covered Person.

     14.3. MAINTENANCE OF PROPERTY AND LEASES. Every Covered Person shall maintain all buildings, equipment, machinery, fixtures and other property necessary for the operation of its business in good repair, working order and condition, ordinary wear and tear excepted (except that a Covered Person is not required to maintain or keep any property which such Covered Person determines is not in the best interests in the ordinary conduct of business to maintain or keep), and will from time to time make all needful and proper repairs thereto and replacements thereof; every Covered Person shall maintain all leases of real or personal property in good standing, free of any defaults thereunder; and every Covered Person shall obtain and maintain all licenses, permits and registrations necessary to the conduct of its operations.

     14.4. INSURANCE. Every Covered Person shall at all times keep insured or cause to be kept insured, in insurance companies having a rating of at least "A" by Best's Rating Service, all property owned by it of a character usually insured by others carrying on businesses similar to that of the Covered Person in such manner and to such extent as such properties are usually insured. Every Covered Person shall at all times carry insurance, in insurance companies having a rating of at least "A" by Best's Rating Service, against liability on account of damage to persons or property (including product liability insurance and insurance required under all applicable workmen's compensation laws) and covering all other liabilities common to the Covered Person's business, in such manner and to such extent as such coverage is usually carried by others conducting businesses similar to that of the Covered Person. Notwithstanding the foregoing, Borrower may continue through its self-insurance program to provide insurance coverage for Borrower employee health claims and workmen's compensation up to the maximum occurrence limit amount of $100,000 per occurrence and $250,000 per occurrence, respectively, provided that losses in excess of such amounts are covered by insurance companies having a rating of at least "A" by Best's Rating Service.

     14.5 PAYMENT OF TAXES. Every Covered Person shall promptly pay and discharge or cause to be paid and discharged, as and when due, any and all income taxes, federal or otherwise, lawfully assessed and imposed upon it, and any and all lawful taxes, rates, levies, and assessments whatsoever upon its properties and every part thereof, or upon the income or profits therefrom and all claims for labor, materials or supplies which if unpaid might be or become a Lien or charge upon any of its property; provided, however, that nothing herein contained shall be construed as prohibiting a Covered Person from diligently contesting in good faith by appropriate proceedings the validity of any such taxes, rates, levies, or assessments, provided the Covered Person has established adequate reserves therefor in conformity with GAAP on the books of the Covered Person.

     14.6. COMPLIANCE WITH LAWS. Every Covered Person shall comply with all Material Laws.

     14.7. ACCOUNTING SYSTEM; GENERAL LEDGER FOR INTERCOMPANY LOANS. Every Covered Person shall maintain a system of accounting established and administered in accordance with GAAP. As part of such system, each Covered Person shall maintain a general ledger account with respect to Intercompany Loans made by Borrower from time to time, as follows:

          14.7.1. Borrower's general ledger account shall reflect, as a credit, each Intercompany Loan made by Borrower and funded with proceeds of Revolving Advances (identifying the Person to whom the Intercompany Loan was made and the date and amount of such Intercompany Loan) and, as a debit, each payment of principal received by Borrower with respect to such Intercompany Loan (identifying the Intercompany Loan the date and amount of each payment of principal received with respect to the Intercompany Loan).

          14.7.2. The general ledger account of each Covered Person other than Borrower shall reflect, as a debit, each Intercompany Loan made by Borrower to such Covered Person (identifying the date and amount of the Intercompany
     Loan) and, as a credit, each payment of principal made by such Covered Person on the Intercompany Loan (identifying the date and amount of such payment).

     14.8.  FINANCIAL REPORTS.  Borrower shall deliver to Agent and each Lender:

          14.8.1. Within 90 days after the close of each fiscal year of Borrower, year end consolidated financial statements of Borrower and its Subsidiaries, containing an audit report without qualification by an independent certified "Big 6" public accounting firm selected by Borrower or other independent certified public accounting firm acceptable to the Required Lenders, and accompanied by a report of the aging of all Accounts of Borrower and each of its Subsidiaries, in such reasonable detail as Agent or the Required Lenders may require, and a Compliance Certificate substantially in the form attached hereto as Exhibit 14.8.2, pursuant to which the Chief Financial Officer of Borrower certifies that (i) there exists no Default which is continuing that has not been waived in writing by Agent and the Required Lenders and no Event of Default exists that has not been waived in writing by Agent and the Required Lenders, and (ii) containing detailed calculations of the financial measurements referred to in Section 15.14.

          14.8.2. Within 45 days after the end of each fiscal quarter of Borrower (other than the last quarter of each fiscal year of Borrower), unaudited consolidated financial statements of Borrower and its Subsidiaries for the quarters not covered by the latest year end financial statements, in each case accompanied by a Compliance Certificate substantially in the form attached hereto as Exhibit 14.8.2, pursuant to which the Chief Financial Officer of Borrower certifies (i) that such financial statements are complete and correct in all material respects (but without footnotes, and subject to normal year-end audit adjustments) and have been prepared in accordance with GAAP applied consistently throughout the period and with prior periods (except as disclosed therein), (ii) there exists no Default which is continuing that has not been waived in writing by Agent and the Required Lenders and no Event of Default exists that has not been waived in writing by Agent and the Required Lenders, and (iii) containing detailed calculations of the financial measurements referred to in Section 15.14. Such financial statements shall contain, at a minimum, balance sheets, statements of earnings, and statements of cash flows as of the end of the applicable period.

          14.8.3.  Intentionally Omitted.

          14.8.4. Borrower shall cause each of its Subsidiaries to deliver to Agent and each Lender, within 90 days after the end of each fiscal year of such Subsidiary, annual unaudited financial statements of such Subsidiary, and within 45 days after the end of each fiscal quarter of such Subsidiary, unaudited financial statements of such Subsidiary, in each case accompanied by a certificate of the Chief Financial Officer or Vice President of Finance of such Subsidiary that such financial statements are complete and correct in all material respects (but without footnotes, and subject to normal year-end audit adjustments) and have been prepared in accordance with GAAP applied consistently throughout the periods covered thereby and with prior periods (except as disclosed therein). Such financial statements shall contain, at a minimum, balance sheets, statements of earnings, and statements of cash flows as of the end of the applicable period.

          14.8.5. Within 45 days after the end of the first three fiscal quarters of each fiscal year of Borrower, a report of the aging of all Accounts of Borrower and each of its Subsidiaries, in such reasonable detail as Agent or the Required Lenders may require.

          14.8.6. Within 90 days after the end of each fiscal year of Borrower, evidence satisfactory to the Required Lenders that Borrower has all Material Licenses necessary for the continued operation of its business, such evidence to include, at the option of the Required Lenders, copies of all licenses and permits, and any renewals thereof, which Borrower is required to maintain under the laws or regulations of any state where Borrower operates nursing home, therapy or pharmaceutical facilities, or otherwise has one or more places of business.

          14.8.7. A summary in form and detail satisfactory to Lenders of the transactions, for the fiscal quarter most recently ended, recorded in the general ledger account maintained by the Covered Persons pursuant to
     Section 14.7 hereof.

          14.8.8. Within 45 days after the end of each calendar quarter of Borrower, a Supplemental Financial Reporting Certificate substantially in the form attached hereto as Exhibit 14.8.8 to be executed by the Chief Financial Officer of Borrower.

     14.9. OTHER INFORMATION. Upon the written request of Agent, Borrower shall within a reasonable time following such request deliver to Agent such other information about the business, operations, revenues, financial condition, property, or business prospects of Borrower and its Subsidiaries as Agent may, from time to time, reasonably request.

     14.10.  PENSION BENEFIT PLANS.  Borrower or the relevant Covered Person
(1) shall notify Agent promptly of the establishment of any Pension Benefit Plan by Borrower or such Covered Person which is subject to the requirements of ERISA; (2) shall at all times make prompt payments or contributions to meet the minimum funding standards set forth in ERISA and the Code with respect to any Pension Benefit Plan maintained by Borrower or such Covered Person to which such standards are applicable; (3) shall promptly after the filing thereof furnish to Agent a copy of any report required to be filed pursuant to Section 103 of ERISA in connection with each such Pension Benefit Plan for each Pension Benefit Plan year; (4) promptly after the receipt thereof, shall furnish to Agent a copy of any reports and notices which it receives from PBGC (that are not general mailings to all Pension Benefit Plan sponsors); (5) shall notify Agent within thirty days of any Reportable Event as that term is defined in Section 4043 of ERISA or any circumstances arising in connection with any Pension Benefit Plan maintained by Borrower or such Covered Person which might constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Pension Benefit Plan; and promptly furnish such additional information concerning any such Pension Benefit Plan as Agent may from time to time request.

   14.11. NOTICE OF MATERIAL EVENTS. Borrower shall, promptly upon any Responsible Officer of Borrower obtaining knowledge or notice thereof, give notice to Agent and each Lender of any (i) breach of any of the covenants in Sections 14 or 15; (ii) Default or Event of Default; (iii) the commencement of any Material Proceeding; and (iv) any loss of or damage to any assets of a Covered Person that likely will result in a Material Adverse Effect. In addition,

          14.11.1. Borrower shall furnish to Agent and each Lender from time to time all information which Agent or Lenders reasonably request with respect to the status of any Material Proceeding.

          14.11.2. Borrower shall within five days inform Agent and each Lender of Borrower's receipt of, and deliver to Agent and each Lender a copy of, any (a) notice that any violation of any federal, state or local environmental, health or safety law or regulation, may have been committed or is about to be committed by any Covered Person, (b) notice that any administrative or judicial complaint or order has been filed or is about to be filed against any Covered Person alleging violations of any such federal, state or local environmental law or regulation or requiring such Covered Person to take any action in connection with the release of any Hazardous Waste into the environment, (c) notice from a federal, state, or local governmental agency or private party alleging that a Covered Person may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Waste into the environment or any damages caused thereby, (d) notice that a Covered Person is subject to federal, state or local investigation regarding the release of any Hazardous Waste into the environment, (e) notice that any properties or assets of a Covered Person are subject to a Lien in favor of any governmental entity for any liability under federal, state or local environmental laws or regulations or damages arising from or costs incurred by such governmental entity in response to a release of Hazardous Waste into the environment, or (f) notice of the occurrence of any default or event of default, or any event which with the passage of time, giving of notice or otherwise will constitute a default or event of default, under any of the documents and instruments evidencing the Subordinated Debt.

          14.11.3. Borrower shall within thirty days after they occur deliver to Agent and each Lender notice of the following events: (i) the failure of any Covered Person to make any required installment or any other required payment to any Pension Benefit Plan in sufficient amount to comply with ERISA and the Code on or before the due date for such installment or payment; (ii) the occurrence of any Reportable Event, "prohibited transaction" or "accumulated funding deficiency" (as those terms are defined in ERISA) with respect to any Pension Benefit Plan maintained by a Covered Person; (iii) receipt by a Covered Person of any notice from a Multiemployer Plan regarding the imposition of withdrawal liability; and
     (iv) receipt by a Covered Person of any notice of the institution, or a Covered Person's expectancy of the institution, of any proceeding or receipt by such Covered Person of any notice of the taking, or such Covered Person's expectancy of the taking, of any other action which may result in the termination of any Pension Benefit Plan maintained by such Covered Person, or a Covered Person's withdrawal or partial withdrawal from any Pension Benefit Plan, and a Covered Person's filing or receipt of any such notice and filing or receipt of all subsequent reports or notices under ERISA with or from the Internal Revenue Service, the PBGC, or the DOL relating to the same; and, in addition to such notice, deliver to Agent and each Lender a certificate of the President or Chief Financial Officer of Borrower, setting forth details as to such events and the action that the affected Covered Person proposes to take with respect thereto.

          14.11.4. Borrower shall deliver (i) notice to Agent of any change in any Covered Person's chief executive office, name, state of incorporation, form of organization, trade names or styles under which such Covered Person will create Accounts, or to which instruments in payment of Accounts may be made payable, at least 30 days prior to such change and (ii) any and all documents, agreements and/or instruments deemed by Agent to be necessary to preserve all obligations of such Covered Person under the Loan Documents and to preserve the security interests in such Covered Person's Accounts, at least 10 days prior to the effectiveness of such change.

          14.11.5. Borrower shall deliver prompt notice to Agent of default by any party (including the default of any Covered Person) under any of the Banker's Trust Documents, the REMIC Loan Documents, and/or the peopleCare Acquisition Documents.

     14.12. AUDITS BY AGENT. Agent or Persons authorized by and acting on behalf of Agent may audit the books and records of each Covered Person from time to time upon reasonable notice to Borrower; provided, however, that such audits shall not be conducted more often than annually if a Default has not occurred which is continuing or an Event of Default exists which has not been expressly waived in writing by Agent and the Required Lenders. Every Covered Person shall cooperate with Agent and such Persons in the conduct of such audits. Borrower shall reimburse Agent for all costs and expenses incurred by it in conducting each audit; provided, however, that the maximum amount that Borrower will be obligated to reimburse to Agent with respect to such audits shall not exceed $5,000 per audit if no Default has occurred which is continuing and no Event of Default exists which has not been expressly waived in writing by Agent and the Required Lenders at the time that such audit is conducted.

     14.13. ACCESS TO BORROWER'S OFFICERS AND AUDITORS. Borrower shall cause each Covered Person to permit Persons authorized by Agent to discuss the affairs, finances and accounts of such Covered Person with its officers and independent auditors as often as Agent may reasonably request, and Borrower shall cause such Covered Person to direct such officers and independent auditors to cooperate with Agent and make full disclosure to Agent of those matters that they may deem relevant to the continuing ability of Borrower timely to pay and perform the Loan Obligations.

     14.14. BORROWING OFFICER. Borrower shall keep on file with Agent at all times an appropriate instrument naming each Borrowing Officer.

     14.15. SECURITY INTERESTS. Cause Agent, for the benefit of the Lenders in accordance with their ratable shares of the Aggregate Revolving Commitment, to hold at all times a perfected, first priority security interest under the Security Documents in at least 80% of the aggregate Dollar amount of the Eligible Accounts of Borrower, the Guarantors, and all Material Subsidiaries from time to time (the "80% Threshold"). "Eligible Accounts" shall consist only of (i) Accounts of Borrower, any Guarantor, or any Material Subsidiary which have not been pledged, assigned, or transferred to any Person, other than Agent for the ratable benefit of the Lenders, and are not subject to or encumbered by any Lien whatsoever, other than the Liens granted to Agent for the ratable benefit of the Lenders pursuant to the terms of the Security Documents, and (ii) Accounts of Borrower, any Guarantor, or any Material Subsidiary which are subject to the security interest of any Person, other than Agent for the ratable benefit of the Lenders, which have been subordinated in writing to the interest of Agent for the ratable benefit of the Lenders on terms acceptable to Agent and Lenders and Lenders' counsels.

     14.16. LEGAL OPINIONS. Deliver to Agent no more than 30 days after the Effective Date, legal opinion(s) acceptable to Agent and the other Lenders opining that Borrower has all licenses, permits and other governmental authorizations required by applicable law to operate its business or businesses in any States in which Borrower was not conducting its business or operating as of May 27, 1994.

15.  NEGATIVE COVENANTS.

     Borrower covenants and agrees that, so long as the Aggregate Revolving Commitment or the Aggregate LC Commitment remains in effect or any LCs are outstanding or any of the Loan Obligations are owing to Lenders by Borrower, Borrower shall not, and shall not permit any other Covered Person to, directly or indirectly, without the prior written permission of the Required Lenders, which permission will not be unreasonably withheld:

     15.1. INVESTMENTS. Make any Investments in any other Person except the following ("Permitted Investments"):

          15.1.1. Investments in (i) interest-bearing United States government obligations; (ii) certificates of deposit issued by or time deposits with any commercial bank organized and existing under the laws of the United States or any state thereof having a Thompson Bankwatch Rating of B/C or better or, if unrated, maintaining a minimum primary capital to asset ratio of 8% and minimum primary capital of not less than $25,000,000.00; (iii) prime commercial paper rated A1 by Standard and Poor's Corporation or Prime P1 by Moody's Investor Service, Inc.; or (iv) agreements involving the sale and guarantied repurchase of United States government securities.

          15.1.2. Accounts arising in the ordinary course of business and payable in accordance with Borrower's or such other Covered Person's customary trade terms.

          15.1.3. Promissory notes or notes receivable received in settlement of such Accounts.

          15.1.4. Investments by Borrower made to acquire Subsidiaries in the same line of business as Borrower and Investments in any of its existing Subsidiaries, provided that at the time of such Investment no Default has occurred which is continuing or Event of Default exists which has not been expressly waived in writing by the Required Lenders, and further provided that:

               15.1.4.1. Such Investment will not cause the financial measurements set forth in Section 15.14. to be breached, or cause any Covered Person to incur any Indebtedness or Indirect Obligation other than Permitted Indebtedness and Permitted Indirect Obligations, or cause any other Default or Event of Default to occur as a consequence of such Investment;

               15.1.4.2. The amount of such Investment does not exceed the amount equal to 10% of Borrower's net worth as of last day of the most recent quarter for which Agent has received Financial Statements from Borrower; and

               15.1.4.3. Borrower shall have prepared and furnished to Agent prior to such Investment pro forma consolidated financial statements of Borrower and its Subsidiaries forecasting the financial condition of Borrower and its Subsidiaries after the proposed Investment, such financial statements to include a balance sheet as of the proposed date of the Investment, an income statement and statement of cash flow for the quarter ending on the proposed date of the Investment, and such other reports and disclosures, covering such forecast periods, as Agent (or any Lender, as requested through Agent) may in its sole discretion require; and such pro forma financial statements shall demonstrate to the satisfaction of the Required Lenders in their sole discretion that none of the financial covenants in Section 15.14 will be violated as a consequence of the proposed Investment.

          15.1.5. Investments existing on the Effective Date as disclosed in the Disclosure Schedule.

          15.1.6.  [intentionally left blank].

          15.1.7. note receivable in the original principal amount of $20,000,000, owed by M & P Partners Limited Partnership in connection with its purchase of the "unwanted assets" of Greenery, as contemplated by
     Section 5.2(d) of the Merger Agreement.

     15.2. INDEBTEDNESS. Create, incur, assume or allow to exist any Indebtedness of any kind or description, except the following (the "Permitted Indebtedness"):

          15.2.1. Indebtedness to trade creditors in the normal course of business, to the extent that it is not overdue past the original due date by more than 90 days.

          15.2.2.  Indebtedness to Lenders under this Agreement.

          15.2.3. Indebtedness secured by Permitted Liens, to the extent not otherwise described in this Section 15.2.

          15.2.4. Indebtedness (the "Permitted Senior Indebtedness"), existing on the Effective Date or hereafter incurred by Borrower for the purpose of either purchasing real property or refinancing any such Indebtedness, in each case secured solely by a first lien purchase money mortgage on the purchased real property; PROVIDED, HOWEVER, that the aggregate amount of such Indebtedness shall not at any time exceed the amount equal to 15% of Borrower's net worth as of last day of the most recent quarter for which Agent has received Financial Statements from Borrower.


          15.2.5. Obligations under Operating Leases ("Permitted Operating Leases") of Borrower which provide for payments by Borrower of no more than
     (i) $60,000,000 in the aggregate during the period commencing on the Effective Date and ending on May 31, 1995, (ii) $70,000,000 in the aggregate during the period commencing on June 1, 1995 and ending on May 31, 1996, (iii) $80,000,000 in the aggregate during the period commencing on June 1, 1996 and ending on May 31, 1997, and (iv) an unlimited amount at any time after May 31, 1997, provided that such Operating Leases or Obligations are not otherwise prohibited by the other provisions of this Agreement.

          15.2.6. Indebtedness under Capital Leases and Indebtedness secured by purchase money security interests with respect to such Capital Leases to the extent that the aggregate outstanding amount of all such Indebtedness does not exceed $51,000,000.

          15.2.7.  Intentionally omitted.

          15.2.8. Indebtedness not otherwise described in this Section 15.2, to the extent it exists on the Effective Date and is disclosed to Lenders in the Disclosure Schedule (but not any renewals, extensions or modifications thereof).

          15.2.9. Indebtedness consisting of the reimbursement obligations of Borrower under the Existing LCs.

          15.2.10.  Indebtedness on Intercompany Loans expressly permitted by
     Section 15.7.

          15.2.11. Indebtedness approved by the Required Lenders in writing in advance.

     15.3. CAPITAL LEASES. Become a party, as lessee, to any Capital Leases except to the extent that the aggregate outstanding amount of Indebtedness under such Capital Leases constitutes Permitted Indebtedness under Section 15.2.6 ("Permitted Capital Leases").

     15.4. INDIRECT OBLIGATIONS. Create, incur, assume or allow to exist any Indirect Obligations other than (i) Indirect Obligations existing on the Effective Date and disclosed to Lenders in the Disclosure Schedule, (ii) subsequent Indirect Obligations which are disclosed in the Disclosure Schedule as Indirect Obligations that Borrower anticipates incurring in the future, and
(iii) Indirect Obligations in the form of guaranties by Borrower for Indebtedness of its Subsidiaries, provided that such other Indirect Obligations, when combined with the existing Indirect Obligations described in clause (i) hereof, do not exceed $2,000,000 in the aggregate (the "Permitted Indirect Obligations").

     15.5. LIENS. Create, incur, assume or allow to exist any Lien upon all or any part of its property or any Covered Person's property, whether real or personal, now owned or hereafter acquired, except the following (the "Permitted Liens"):

          15.5.1. Liens for taxes, assessments or governmental charges not delinquent or being diligently contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the books of the Covered Person against whom such taxes, assessments or governmental charges have been assessed.

          15.5.2. Liens arising out of deposits in connection with workmen's compensation, unemployment insurance, old age pensions, or other social security or retirement benefits legislation.

          15.5.3. Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases (including Permitted Operating Leases and Permitted Capital Leases), statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business.

          15.5.4. Liens imposed by Law, such as mechanics', workmen's, materialmen's, landlords', carriers', or other like Liens arising in the ordinary course of business which secure payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the books of the Covered Person against whose property such Liens have been imposed.

          15.5.5. Liens which are purchase money mortgages on the real property that secures the Permitted Senior Indebtedness described in Section 15.2.4.

          15.5.6. Liens which are purchase money security interests that secure the Permitted Indebtedness described in Section 15.2.6.

          15.5.7. Liens on Accounts of any Covered Person existing on the Effective Date; provided that any such Lien which causes Borrower to not be in compliance with Section 14.15 above shall not be a Permitted Lien.

     15.6. DISPOSAL OF PROPERTY. Sell, lease, pledge, hypothecate or otherwise dispose of more than $10,000,000 in aggregate book value (or $5,000,000 in book value for any single asset) of the assets of Covered Persons, except sales of inventory in the normal course of business, without the prior written consent of the Required Lenders, which consent will not be unreasonably withheld if the net proceeds thereof are paid over to Agent to be applied to discharge the Loan Obligations.

     15.7. TRANSFERS TO SHAREHOLDERS. Make any payment with respect to its stock, including any cash dividend or acquisition or redemption of any outstanding stock or retirement or prepayment of any securities before their regularly scheduled maturity dates, or loans or advances to shareholders or Affiliates of any Covered Person; provided, however, that Borrower may make the following dividends, loans and advances from time to time and at any time provided that (i) a Default has not occurred which is continuing and a Event of Default does not exist which has not been waived in writing by the Required Lenders, and (ii) Borrower is in compliance with the covenants contained in Section 15.14 at such time and the making of such dividends, loans or advances will not result in a breach of any such covenants: (a) dividends to shareholders during any fiscal year of Borrower which do not exceed 25% of Borrower's net income for the immediately preceding fiscal year of Borrower, and (b) Intercompany Loans to Persons who constitute Guarantors, the proceeds of which Intercompany Loans are funded entirely by proceeds of Revolving Advances and duly noted in the general ledger accounts described in Section 14.7.

     15.8. CHANGE OF CONTROL. Merge or consolidate with or into another Person except where Borrower is the surviving entity, or permit any Person or Group other than Borrower to become the Beneficial Owner, directly or indirectly, of securities representing thirty percent (30%) or more of the voting power of any Covered Person's then outstanding securities having the power to vote, or acquiring the power to elect a majority of the Board of Directors of any Covered Person.

     15.9. PROHIBITION OF FUNDAMENTAL CHANGES. Engage in any business other than the acquisition, ownership and operation of nursing home properties for long term and subacute care, related therapy and pharmacy operations, laboratory services and other related healthcare operations.

     15.10. ISSUANCE OF SECURITIES. Issue any capital stock, create any new class of stock, or issue any other equity securities or non-equity securities that are convertible into equity securities; provided, however, that Borrower shall have the right to issue capital stock and create one or more new classes of stock from time to time if such issuance or creation will not result in or cause Borrower to incur any Obligations.

     15.11. TRANSACTIONS WITH AFFILIATES. Enter into or be a party to any transaction or arrangement, including without limitation, the purchase, sale or exchange of property of any kind or the rendering of any service, with any Affiliate, other than in the ordinary course of business and pursuant to the reasonable requirements of the business of a Covered Person and on fair and reasonable terms substantially as favorable to such Covered Person as those which it could obtain in a comparable arm's-length transaction with a non-Affiliate.

     15.12. DEBT PAYMENTS AND MATERIAL AGREEMENTS. Default upon or fail to pay any Indebtedness for money borrowed as the same matures, or breach, violate or be in default under any Material Agreement and fail to cure such breach, violation or default within any applicable cure period.

     15.13. CONFLICTING AGREEMENTS. Enter into any agreement, any term or condition of which would, if complied with by a Covered Person, result in a Default or Event of Default either immediately or upon the elapsing of time.

     15.14.  FINANCIAL MEASUREMENTS.

          15.14.1. MINIMUM NET WORTH. Allow the net worth of Borrower and its Subsidiaries on a consolidated basis at any time to be less than the sum of
     (i) $380,000,000, (ii) 75% of the net income of Borrower and its Subsidiaries on a consolidated basis subsequent to December 31, 1994, without deduction for losses, (iii) 100% of the net proceeds to Borrower and its Subsidiaries from any issuance of equity securities and (iv) the aggregate amount of all obligations under any convertible debt which is converted to equity.

          15.14.2. MINIMUM FIXED CHARGE COVERAGE RATIO. Allow the ratio of (i) EBIT plus the aggregate annual Operating Lease expense of Borrower and its Subsidiaries to (ii) aggregate interest expense plus aggregate annual Operating Lease expense of Borrower and its Subsidiaries, at any time during any of the following periods, to be less than the ratio set forth below adjacent to such period:

- ------------------------------------------------------------------------------
                 PERIOD                   MINIMUM FIXED CHARGE COVERAGE RATIO
- ------------------------------------------------------------------------------
 From Effective Date through 5/31/95                     1.25:1
- ------------------------------------------------------------------------------
 6/1/95 through 5/31/96                                  1.50:1
- ------------------------------------------------------------------------------
 6/1/96 and thereafter                                   1.75:1
- ------------------------------------------------------------------------------

          15.14.3. MAXIMUM LEVERAGE RATIO. Allow the ratio (calculated as a percentage) of

          (i) Total Funded Debt, to

          (ii) the sum of (a) Total Funded Debt and (b) the stockholders' equity of Borrower and its Subsidiaries,

     at any time during any of the following periods, to be greater than the ratio (reflected as percentage) set forth below adjacent to such period:

- ------------------------------------------------------------------------
                 PERIOD                          MAXIMUM LEVERAGE RATIO
- ------------------------------------------------------------------------
 From Effective Date through 5/31/95                      70%
- ------------------------------------------------------------------------
 6/1/95 through 5/31/96                                   68%
- ------------------------------------------------------------------------
 6/1/96 through 5/31/97                                   66%
- ------------------------------------------------------------------------
 6/1/97 and thereafter                                    65%
- ------------------------------------------------------------------------

          15.14.4.  [INTENTIONALLY LEFT BLANK].

          15.14.5. RATIO OF SENIOR FUNDED DEBT TO EBITDA. Allow the ratio of Senior Funded Debt to EBITDA to exceed 3.0 to 1.00 at any time.

As used in this Section 15.14,

"EBIT", for any period, shall mean earnings of Borrower and its Subsidiaries during such period from continuing operations, minus gains on sales of assets not in the ordinary course of business (to the extent such gains are included in earnings from continuing operations) exclusive of extraordinary items as determined under GAAP, but without deducting income and franchise taxes or interest expense.

"EBITDA", for any period, shall mean earnings of Borrower and its Subsidiaries during such period from continuing operations, minus gains on sales of assets not in the ordinary course of business (to the extent such gains are included in earnings from continuing operations) exclusive of extraordinary items as determined under GAAP, but without deducting income and franchise taxes, interest expense, depreciation and amortization.

"Senior Funded Debt", as of the end of any period, shall mean the sum of the aggregate principal of all funded Indebtedness of Borrower and its Subsidiaries (other than Subordinated Debt), the aggregate undrawn amount of all outstanding LC's, and the aggregate amount of all capitalized lease obligations as of the end of such period.

"Total Funded Debt", as of the end of any period, shall mean the sum of (i) the aggregate principal of all funded Indebtedness of Borrower and its Subsidiaries (including but not limited to Subordinated Debt and Senior Funded Debt, including the aggregate undrawn amount of all outstanding LC's at the end of such period) and (ii) the aggregate facility Operating Lease expense for the four quarter period then ended multiplied by 8.

The financial measurements set forth in this Section 15.14 shall each be calculated at the end of each fiscal quarter of Borrower based upon the four quarter period then ended, all on the basis of the financial condition and performance of Borrower and its Subsidiaries on a consolidated basis.

     15.15. FORGIVENESS OF INTERCOMPANY LOANS. Forgive any Indebtedness on an Intercompany Loan reflected in the general ledger accounts maintained pursuant to Section 14.7.

     15.16. INDENTURE REDEMPTION RIGHTS. Exercise any option to redeem all or any of the securities which evidence the Subordinated Debt; provided, however, that nothing contained herein shall be deemed to prohibit Borrower from redeeming any such securities for the sole purpose of converting them to common stock as provided in the Greenery Indentures.

     15.17. MODIFICATION OF GREENERY INDENTURES. Amend, modify or waive, or permit the amendment, modification or waiver of any of the terms or provisions contained in Article 13 of the Greenery Indentures or any other provisions in the Greenery Indentures relating to the subordination of payment of the Subordinated Debt to the payment of the Loan Obligations.

     15.18. NEGATIVE PLEDGE AGREEMENTS WITH OTHERS. Enter into or be bound by any agreement with any Person (other than the Loan Documents) which prohibits or restricts any Covered Person from selling, leasing, pledging, hypothecating or otherwise disposing of any assets of such Covered Person; provided, however, that nothing contained herein shall be deemed to prohibit Borrower from entering into an agreement with the holder of Permitted Senior Indebtedness secured by collateral which is a Permitted Lien under Section 15.5.5, to the extent such agreement limits or restricts Borrower's right to sell, lease, pledge, hypothecate or otherwise dispose of such collateral.

     15.19. MODIFICATION OF BANKER'S TRUST DOCUMENTS, REMIC LOAN DOCUMENTS, OR PEOPLECARE ACQUISITION DOCUMENTS. Amend, modify or waive, or permit the amendment, modification or waiver of any of the terms or provisions contained in the Banker's Trust Documents, the REMIC Loan Documents, or the peopleCARE Acquisition Documents.

     15.20. ACQUISITIONS OF PROPERTY. Acquire all or substantially all of the assets of any Person except for assets to be used by Borrower or a Subsidiary in the same line of business as Borrower, provided that (i) the total purchase price and other costs in acquiring such assets do not exceed the amount equal to 10% of Borrower's net worth at the time of the acquisition (as calculated immediately prior to such acquisition) and (ii) no Default or Event of Default exists at the time of such acquisition or will occur as a consequence of such acquisition.

16.  DEFAULT.

     16.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an event of default (an "Event of Default") under this Agreement:

          16.1.1. PAYMENT. Failure to pay any principal or interest when due and payable under the Notes, whether at maturity or otherwise, or any fee or other amount payable hereunder when the same becomes due, if such failure continues more than three (3) days after Agent has given Borrower written notice that such amount is past due; or failure to pay any other Indebtedness of a Covered Person in excess of $10,000,000 in the aggregate which continues unwaived beyond any applicable grace period specified in the agreement or instrument evidencing such Indebtedness.


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

          16.1.2. REPRESENTATIONS OR WARRANTIES. Any representation or warranty made or deemed to be made by a Covered Person in this Agreement, or any statement or representation made or deemed to be made in any certificate, report, opinion or other document delivered pursuant to this Agreement, is discovered to have been false in any material respect when made.

          16.1.3. FINANCIAL MEASUREMENTS; CERTAIN COVENANTS AND AGREEMENTS. Breach by Borrower of any of the terms or provisions of Section 15.14; or breach by Borrower or any other Covered Person, as applicable, of any of the terms or provisions of Sections 14.13, 15.1, 15.2, 15.3, 15.4, 15.6,
     15.18, 15.19, or 15.20.

          16.1.4. CERTAIN COVENANTS OR AGREEMENTS. Breach by Borrower or any other Covered Person, as applicable, of any of the terms or provisions of Sections 14.9 or 15.5 which is not remedied or waived within ten (10) days after the occurrence of such breach.

          16.1.5. OTHER COVENANTS OR AGREEMENTS. Breach by a Covered Person (other than a breach which constitutes an Event of Default under Sections 16.1.1, 16.1.2, 16.1.3, or 16.1.4) of any terms or provisions of any of the Loan Documents which is not remedied or waived within thirty (30) days after the occurrence of such breach.

          16.1.6. ACCELERATION OF OTHER INDEBTEDNESS. Any Material Obligation of a Covered Person (other than the Loan Obligations) for the payment of borrowed money becomes or is declared to be due and payable or required to be prepaid (other than by a regularly scheduled prepayment) prior to the expressed maturity thereof.

          16.1.7. DEFAULT UNDER OTHER AGREEMENTS. The occurrence of any default or event of default under the Greenery Indentures or any of the notes, mortgages or other documents executed in connection with or as security for the Subordinated Debt or Permitted Senior Debt, or under any other agreement to which a Covered Person is a party (other than the Loan Documents), which default or breach continues unwaived beyond any applicable grace period provided therein and likely would have a Material Adverse Effect.

          16.1.8. BANKRUPTCY; INSOLVENCY; ETC. A Covered Person (i) fails to pay, or admits in writing its inability to pay, its debts as they become due, or otherwise becomes insolvent (however evidenced); (ii) makes an assignment for the benefit of creditors; (iii) files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of a Covered Person or any substantial part of its property; (iv) commences any proceeding relating to a Covered Person under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (v) has commenced against it any such proceeding which remains undismissed for a period of sixty (60) days, or by any act indicates its consent to, approval of, or acquiescence in any such proceeding or the appointment of any receiver of or any trustee for it or of any substantial part of its property, or allows any such receivership or trusteeship to continue undischarged for a period of sixty (60) days; or
     (vi) takes any corporate action to authorize any of the foregoing.

          16.1.9. JUDGMENTS; ATTACHMENT; ETC. Any one or more judgments or orders against Covered Persons or any attachment or other levy against the property of Covered Persons with respect to a claim or claims, involving in the aggregate liabilities (not paid or fully covered by insurance, less the amount of reasonable deductibles in effect on the Effective Date) in excess of Ten Million Dollars ($10,000,000), remains unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for a period of thirty (30) days.


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

          16.1.10. PENSION BENEFIT PLAN TERMINATION, ETC. Any Pension Benefit Plan termination by the PBGC or the appointment by the appropriate United States District Court of a trustee to administer any Pension Benefit Plan or to liquidate any Pension Benefit Plan; or any event which constitutes grounds either for the termination of any Pension Benefit Plan by PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Pension Benefit Plan shall have occurred and be continuing for thirty (30) days after a Covered Person has notice of any such event; or any voluntary termination of any Pension Benefit Plan which is a defined benefit pension plan as defined in Section 3(35) of ERISA while such defined benefit pension plan has an accumulated funding deficiency, unless Agent has been notified of such intent to voluntarily terminate such plan and has given its consent and agreed that such event shall not constitute a Default.

          16.1.11. SECURITY DOCUMENTS. For any reason, any Security Document ceases to be in full force and effect or any Lien on any of the Collateral purported to be created by any Security Document ceases to be or is not a valid and perfected priority Lien to the extent contemplated hereby or thereby; or any action shall be taken to discontinue or assert the invalidity or unenforceability of the Guaranty or any Guarantor fails to comply with any terms or provisions of the Guaranty, or any Guarantor denies that it has any further liability under the Guaranty or gives notice to Agent or Lenders to such effect.

          16.1.12. LIQUIDATION OR DISSOLUTION. Any Covered Person is liquidated or dissolved (except in connection with a merger or consolidation otherwise permitted by Section 15.8) or suspends or terminates the operation of its business.

          16.1.13.  [INTENTIONALLY LEFT BLANK].

          16.1.14. MATERIAL ADVERSE EVENT. The occurrence of any event which would likely have a Material Adverse Effect.

          16.1.15. BANKER'S TRUST DOCUMENTS. Default of any Covered Person under the Banker's Trust Documents.

          16.1.16. REMIC LOAN DOCUMENTS. Default of any Covered Person under the REMIC Loan Documents.

          16.1.17. PEOPLECARE ACQUISITION DOCUMENTS. Default of any Covered Person under the peopleCARE Acquisition Documents.

     16.2. CROSS-DEFAULT. Any Event of Default under this Agreement will constitute an event of default under any other agreement with any of the Lenders and under any evidence of Indebtedness held by any of the Lenders, whether or not such is an event of default specified therein.

     16.3. RIGHTS AND REMEDIES IN THE EVENT OF DEFAULT. Upon an Event of Default described in Section 16.1.8, all of the outstanding Loan Obligations shall automatically become immediately due and payable and the Aggregate Revolving Commitment, the Aggregate LC Commitment, every Revolving Commitment and every LC Commitment shall automatically be deemed canceled. Upon any other Event of Default, and at any time thereafter, the Agent shall upon the direction of the Required Lenders, on behalf of all the Lenders, declare all of the outstanding Loan Obligations immediately due and payable and cancel the Aggregate Revolving Commitment, the Aggregate LC Commitment, every Revolving Commitment and LC Commitment without demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest or other notice or demand of any kind, the same being hereby expressly waived by Borrower, and the Loan Obligations shall automatically become immediately due and payable; and the Agent may at its option take the foregoing actions without the direction of the Required Lenders in circumstances where the ability of


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

the Lenders to recover the Loan Obligations may otherwise be materially impaired. Any funds received thereafter by the Agent with respect to the Loan Obligations shall be applied as follows: (i) first, to reimburse the Agent and the Lenders for any expenses due under Section 18.6; (ii) second, to the payment of accrued and unpaid Non-Use Fees and all other fees, expenses and amounts due hereunder (other than principal and interest on the Notes); (iii) third, to the payment of interest accrued and unpaid on the Notes; (iv) fourth, to the payment of principal outstanding on the Notes; and (v) fifth, to the payment of the other Loan Obligations. Any remaining amounts shall be paid to Borrower.

     16.4. NOTICE. Any notice of intended action required to be given by Agent or the Lenders, if delivered or mailed at least ten (10) Business Days prior to such proposed action, shall be effective and constitute reasonable and fair notice to Borrower.

     16.5. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply against the Loan Obligations any and all deposits (general or special, time or demand, provisional or final) at any time held, or any other Indebtedness at any time owing by such Lender to or for the credit or the account of Borrower, irrespective of whether or not such Lender shall have made any demand under this Agreement or the Notes and although such Loan Obligations may be contingent or unmatured; provided, however, that such Lender shall immediately pay over such amount collected to the Agent for the Agent's prompt distribution to each Lender of its ratable share hereunder of said amount. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which each Lender may otherwise have.

     16.6. DELIVERY OF CASH COLLATERAL UPON CANCELLATION OF COMMITMENTS. Upon an Event of Default described in Section 16.1.8, an amount equal to the maximum available to be drawn under all LCs then outstanding shall automatically become immediately due and payable. Upon any other Event of Default, and at any time thereafter, if any LC shall be outstanding at the time that the Aggregate Revolving Commitment and Aggregate LC Commitment are canceled pursuant to
Section 16.3, Agent may (or, upon the direction of the Required Lenders, shall) demand that Borrower pay, and within two Business Days of such demand Borrower shall pay, to Agent in same day funds at the Applicable Lending Office, for deposit in a cash collateral account established at Agent for that purpose, an amount equal to the maximum available to be drawn under all LCs then outstanding. All funds in such account shall be held by Agent as security for the LCs and other Loan Obligations. Upon payment in full of all Loan Obligations, the expiration of all LCs and reimbursement to Lenders of all outstanding LC Draws, Agent shall deliver the cash collateral then remaining, if any to Borrower.

     16.7. OTHER RIGHTS AND REMEDIES. Upon an Event of Default and at any time and from time to time thereafter, Agent and each Lender shall have the right to exercise all of their rights and remedies under this Loan Agreement, the Security Documents, the other Loan Documents, the UCC, and any and all other rights and remedies otherwise available to them at law or in equity.

17.  THE AGENT.

     17.1. APPOINTMENT. The Boatmen's National Bank of St. Louis is hereby appointed Agent hereunder and under each of the other Loan Documents, and each of the Lenders irrevocably authorizes the Agent to act as the Agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this Section 17. The Agent shall not have any duties or responsibilities except those expressly set forth in the Loan Documents, nor any fiduciary relationship with any Lender, and no implied covenants, functions, duties, responsibilities, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Agent by reason of this Agreement.

     17.2. POWERS. The Agent shall have and may exercise such powers hereunder as are specifically delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action hereunder except action specifically provided by this Agreement to be taken by the Agent.

     17.3. GENERAL IMMUNITY OF AGENT. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable to any Lender for any act or failure to act with respect to Agent's duties hereunder that does not constitute gross negligence or willful misconduct.

     17.4. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. The Agent and its directors, officers, agents, and employees shall not be responsible to the Lenders for any recitals, reports, statements, warranties or representations herein or in any Loan Document or be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement.

     17.5. ACTION ON INSTRUCTIONS OF LENDERS. The Agent and its directors, officers, agents, and employees shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions executed by the Required Lenders, and such instructions and any act or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes.

     17.6. EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder.

     17.7. RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     17.8. AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Revolving Commitments (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents (other than any Agent's fee payable by Borrower to the Agent and fees incurred by Agent for its legal counsel and expenses advanced by Agent's legal counsel in connection with the preparation and negotiation of the Loan Documents and the closing of the transactions contemplated hereby), (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the enforcement of the Loan Documents, and (iii) for any liabilities, obligations,losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other document delivered in connection with this Agreement or the transactions contemplated hereby or the enforcement of any of the terms hereof or of any such other documents; provided, however, that no Lender shall be liable for any of the foregoing to the extent arising from any act or failure to act of Agent that constitutes gross negligence or willful misconduct with respect to its duties as Agent.

     17.9. RIGHTS AS A LENDER. With respect to its Revolving Commitment and LC Commitment, Revolving Advances made by it and the Note issued to it, the Agent shall have the same rights and powers hereunder as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Borrower or any Subsidiary as if it were not the Agent.

     17.10. INDEPENDENT CREDIT DECISIONS. EACH LENDER ACKNOWLEDGES THAT IT HAS, INDEPENDENTLY AND WITHOUT RELIANCE UPON THE AGENT OR ANY OTHER LENDER AND BASED ON THE FINANCIAL STATEMENTS PREPARED BY THE BORROWER AND SUCH OTHER DOCUMENTS AND INFORMATION AS IT HAS DEEMED APPROPRIATE, MADE ITS OWN CREDIT ANALYSIS AND DECISION TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. EACH LENDER ALSO ACKNOWLEDGES THAT IT WILL, INDEPENDENTLY AND WITHOUT RELIANCE UPON THE AGENT OR ANY OTHER LENDER AND BASED ON SUCH DOCUMENTS AND INFORMATION AS IT SHALL DEEM APPROPRIATE AT THE TIME, CONTINUE TO MAKE ITS OWN CREDIT DECISIONS IN TAKING OR NOT TAKING ACTION UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     17.11. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. In addition, Lenders may remove Agent with cause if Agent fails or refuses to carry out its obligations hereunder for any reason. At the time of such resignation or removal, Agent shall assign its rights and delegate its associated obligations under the Loan Documents to one or more Lenders or other financial institutions appointed by Lenders, in which event Borrower and the successor Agent appointed by Lenders shall execute such documents as Lenders may reasonably request to reflect such change. Any resignation or removal of Agent or any successor Agent shall become effective upon the appointment by Lenders of a successor Agent; provided, however, that if Lenders fail for any reason to appoint a successor within 30 days after such resignation or removal, the Agent or any successor Agent (as the case may be) shall thereafter have no obligation to act as Agent hereunder. So long as no Default or Event of Default has occurred and is continuing, whenever Lenders appoint a successor Agent pursuant to this Section, Lenders will use their best efforts to appoint a Lender or other financial institution acceptable to Borrower; the appointed successor Agent will send written notification to Borrower of the assignment. Upon a successor Agent's acceptance of its appointment, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent, and the resigning Agent shall be discharged from its duties and obligations as Agent hereunder. After the resignation or removal of the Agent, the provisions of this Section 17 shall continue in effect for the resigning or removed Agent's benefit in respect of any act or failure to act while it was Agent hereunder. For purposes of this Section 17.11, the removal of Agent or any successor Agent by Lenders shall require the consent of all Lenders other than the Lender who is the Agent or successor Agent to be removed.

     17.12. NOTIFICATION OF LENDERS. Each Lender agrees to use its good faith efforts, upon becoming aware of anything which would likely have a Material Adverse Effect, to promptly notify the other Lenders thereof. The Agent shall promptly deliver to each Lender copies of every written notice, demand, report (including any financial report), or other writing which the Agent gives to or receives from Borrower and which itself constitutes, or which contains information about, something that would likely have a Material Adverse Effect with respect to Borrower's indebtedness to such Lender hereunder. The Agent and its directors, officers, agents, and employees shall have no liability to any Lender for failure to deliver any such item to such Lender unless the failure constitutes gross negligence or willful misconduct.

     17.13. NO KNOWLEDGE OF DEFAULT. The Agent shall not be deemed to have knowledge of any Default or Event of Default unless the Agent has received written notice thereof from a Lender or the Borrower referring to this Agreement and describing such Default or Event of Default, or the Agent otherwise has actual knowledge thereof. If the Agent receives such notice or otherwise acquires such actual knowledge, the Agent shall notify the Lenders of the same, solicit advice from the Lenders as to the appropriate course of action, and take such action (including but not limited to actions contemplated by Sections 8.3 and 16.3) as is directed by the Required Lenders; provided, however, that unless and until the Agent has received such directions, the Agent may at its option take such actions as it deems appropriate without the direction of the Required Lenders in circumstances where the ability of the Lenders to recover the Loan Obligations may otherwise be materially impaired.

     17.14. COLLECTIONS AND DISTRIBUTIONS TO LENDERS BY AGENT. All amounts received by any Lender on account of the Loan Obligations shall be paid promptly to Agent for distribution to the Lenders in accordance with their ratable shares. On the same Business Day when amounts received by Agent must be applied to the Loan Obligations as provided in Section 6.3.2, Agent shall distribute to each Lender its ratable share thereof. Such distributions shall be made to the office of each Lender as listed in Exhibit 2 unless another address is designated by such Lender to Agent in writing.

18.  MISCELLANEOUS.

     18.1. NOTICES. All notices, consents, requests and demands to or upon the respective parties hereto shall be in writing, and shall be deemed to have been given or made when delivered in person to those Persons listed on the signature pages hereof or when deposited in the United States mail, postage prepaid, or, in the case of telegraphic notice, or the overnight courier services, when delivered to the telegraph company or overnight courier service, or in the case of telex or telecopy notice, when sent, verification received, in each case addressed as set forth on the signature pages hereof, or such other address as either party may designate by notice to the other in accordance with the terms of this paragraph.

     18.2. AMENDMENTS AND WAIVERS; NON-EXCLUSIVE RIGHTS. No amendment, modification or waiver of any provision of this Agreement, or any of the other Loan Documents, nor consent to any departure by Borrower herefrom or therefrom, shall be effective unless the same shall be in writing and signed by authorized officers of Borrower and the Required Lenders (and if the rights or duties of Agent are affected thereby, by Agent); provided, however, that any such waiver or consent shall be effective only in the specific instance and for the purpose for which given, and no such amendment, modification or waiver shall, unless signed by all of the Lenders, (i) increase or reduce the Revolving Commitment or LC Commitment of any Lender or subject it to a greater obligation than expressly provided for herein, (ii) reduce or forgive the principal of any Revolving Advance or reduce the rate of interest on any Revolving Advance or any fees or other amounts payable by Borrower hereunder, (iii) change the regularly scheduled dates for payments of principal or interest of any Revolving Advance or other fees or amounts payable to Lenders under the Loan Documents, (iv) change the provisions of Section 17 to the detriment of any Lender, (v) change the definition of "Required Lenders" hereunder, (vi) change the provisions of this Section 18.2, (vii) release any of the Collateral (except in the ordinary course of business) or any Covered Person from its obligations under the Loan Documents, or (viii) change any provisions hereof requiring ratable distributions to the Lenders. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. No failure on the part of Agent or any Lender to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Agent of any right hereunder preclude any other or further exercise thereof, or the exercise of any other right. Each and every right granted to Agent and the Lenders hereunder or under any other Loan Document or other document delivered hereunder or in connection with this Agreement or allowed to it at law or in equity shall be deemed cumulative and may be exercised from time to time.

     18.3. SURVIVAL OF AGREEMENTS. All agreements, representations and warranties made herein and in the other Loan Documents, and in any certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement, the execution and delivery of the Notes, the issuance of the LCs and the making of the Revolving Advances. All agreements, obligations and liabilities of Borrower under this Agreement concerning the payment of money to Agent, other than the obligation to pay principal of and interest on the Revolving Advances, shall survive the repayment in full of the Revolving Loan and the Notes and the termination of this Agreement.

     18.4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and all future holders of the Notes and their respective successors and assigns, except that Borrower may not assign, delegate or transfer any of its rights or obligations under this

Agreement without the prior written consent of all of the Lenders. No Lender shall assign its rights or delegate its obligations under the Loan Documents, except as provided below:

          18.4.1. Each Lender shall have the right to assign its rights and delegate its obligations under the Loan Documents to one or more financial institutions or funds organized under the laws of the United States, or any state thereof, or under the laws of any other country that is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business (each, an "Assignee"); PROVIDED, HOWEVER, that (i) each such assignment shall be subject to the prior written consent of Agent (and Borrower, if no Default or Event of Default has occurred and is continuing at the time of such assignment), which consent shall not be unreasonably withheld; (ii) each such assignment shall be of a constant, and not a varying, percentage of such Lender's rights and obligations under this Agreement; (iii) the total amount of the Revolving Loan, outstanding LCs and unreimbursed LC Draws being assigned pursuant to each such assignment (determined as of the date of the assignment with respect to such assignment) shall in no event be less than the lesser of (A) $20,000,000, or (B) such Lender's Revolving Commitment; (iv) such Lender, Agent and the applicable Assignee shall execute and deliver to Agent an assignment and acceptance agreement in form and substance satisfactory to Agent (an "Assignment"), together with the Note subject to such assignment; (v) the assigning Lender shall deliver to Agent a processing fee in the amount of $2,500; and (vi) the assigning Lender shall give Borrower notice of any proposed assignment not less than 30 days prior to such assignment. On and at all times after the effective date specified in any Assignment (which shall be at least three Business Days after the execution thereof) executed, delivered and accepted pursuant hereto, the Assignee thereunder shall be a party hereto and shall have the rights and obligations of a Lender hereunder to the extent that such rights and obligations have been assigned to it pursuant to such Assignment.

          18.4.2. Notwithstanding anything to the contrary contained in Section 18.4.1, with the prior written approval of Agent, which approval will not be unreasonably withheld, and with written notification to Borrower, any Lender may (i) assign and pledge its respective rights under the Loan Documents to any Federal Reserve Bank, but without delegation of such Lender's obligations thereunder, and (ii) assign its rights and delegate its obligations under the Loan Documents to any affiliate of such Lender that assumes its obligations to make Revolving Advances to Borrower subject to the terms and conditions herein, but such assignment and delegation should not relieve the assigning and delegating Lender from its obligations hereunder.

          18.4.3. Within three Business Days after its receipt of an Assignment executed by a Lender and an Assignee, and any Note or Notes subject to such Assignment, Borrower shall execute and deliver to Agent in exchange for the surrendered Note or Notes: (i) a new Note to the order of such Assignee in an amount equal to the portion of the Revolving Commitment assigned to it pursuant such Assignment and (ii) to the extent that the assigning Lender retains any of the Revolving Commitment, a new Note to the order of the assigning Lender in an amount equal to the portion of the Revolving Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount of the surrendered Notes, shall be dated the effective date of the Assignment and shall otherwise be in substantially the form of Exhibit 3 attached hereto.

     18.5. PARTICIPATIONS. Any Lender may in the ordinary course of its commercial banking business and in accordance with applicable law, but only with the written consent of Borrower, grant additional participations to one or more banks or other financial institutions in any one or more Revolving Advances made and/or LCs issued pursuant to this Agreement; PROVIDED, HOWEVER, that each such participation shall in no event be less than the lesser of (A) $10,000,000, or
(B) such Lender's

Revolving Commitment. For purposes of the foregoing, the Lender may disclose to a potential or actual participant any information supplied to the Lenders by or on behalf of Borrower. In the event of the granting of any such participation by a Lender, (i) such Lender's obligations hereunder shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other Lenders and to Borrower for the performance of such obligations, (iii) such Lender shall remain the holder of the Note issued to such Lender hereunder for all purposes under the Loan Documents, (iv) Borrower and Agent may continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents or with respect to the LC's, as the case may be, and (v) the rights of the participant shall be limited to the right to consent to any action taken or omitted to be taken by such Lender under this Agreement which would increase the Revolving Commitment of such Lender, reduce the Non-Use Fee or the interest rate payable on any Revolving Advance, extend the Ultimate Maturity Date or postpone the payment or scheduled due dates for payments of principal, interest and Non-Use Fees. Borrower hereby acknowledges and agrees that every such participant has the same right of setoff as do the Lenders under Section 16.5; provided, however, that all amounts received by any such participant through the exercise of the right of setoff in excess of its share of Revolving Advances as a participant shall be remitted to Agent for distribution to the Lenders as provided in Section 16.5. Every such participant shall be entitled to the benefits of Section 10 with respect to its participation in the Revolving Commitment and LIBOR Advances of its transferor Lender, but no such participant shall be entitled to receive any greater amount pursuant thereto than the transferor Lender would have been entitled to receive in respect of the amount of the participation had the participation not been made. Every such participation shall be evidenced by a written assignment or participation agreement that contains provisions binding on the participant that will fully effectuate all of the foregoing.

     18.6. PAYMENT OF EXPENSES. Borrower agrees to pay or reimburse Agent for its reasonable costs and expenses incurred in connection with the assembly of the group of Lenders and the negotiation and preparation of the Loan Documents, including but not limited to all fees incurred by Agent for its legal counsel and expenses advanced by Agent's legal counsel. Further, if at any time or times hereafter Agent engages legal counsel for advice or other representation in connection with the amendment of any of the Loan Documents at the request of Borrower; or Agent or any other Lender engages legal counsel for advice or other representation to enforce the rights of Agent or any Lender against Borrower under the Loan Documents upon the occurrence of an Event of Default, or in connection with the amendment of any of the Loan Documents as a consequence of a Default or Event of Default, then all reasonable fees and all expenses advanced of such legal counsel (including allocated costs of in-house counsel, without duplication) and all litigation costs, including costs incurred as a consequence of any proceedings involving Borrower under the federal Bankruptcy Code, (if any) shall constitute a part of the Loan Obligations and be payable on demand. The agreements in this Section shall survive the repayment in full of the Revolving Loan and Notes and the termination of this Agreement.

     18.7. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

     18.8. CHANGE IN ACCOUNTING PRINCIPLES. If Borrower shall, at the end of its fiscal year and with the concurrence of its independent certified public accountants, hereafter change the method of valuing the inventory of Borrower or if any other changes in accounting principles from those used in the preparation of the Financial Statements are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or are otherwise required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or bodies with similar functions), and any of such changes result in a change in the method of calculation of, or affect the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating the financial condition and results of operations of Borrower shall be the same after such changes as if such changes had not been made; provided, however, that until such changes are made, all financial covenants herein and all the provisions hereof which contemplate financial calculation hereunder shall remain in full force and effect.

     18.9. INDEMNITY. Borrower irrevocably and unconditionally agrees to pay, indemnify and hold harmless Agent and Lenders and their respective directors, officers, employees, agents, and representatives (the "Indemnified Parties") from and against, and promptly to reimburse Agent or Lenders for, any and all claims, damages, liabilities, losses, costs and expenses (including, without limitations, reasonable attorneys' fees and disbursements and amounts paid in settlement) incurred, paid or sustained by the Indemnified Parties in connection with, arising out of, based upon or otherwise involving or resulting from any threatened, pending or completed action, suit, investigation or other proceeding by, against or otherwise involving the Indemnified Parties and in any way dealing with, relating to or otherwise involving the Prior Loan Agreement, this Agreement or any of the other Loan Documents, or any transaction contemplated hereby or thereby; provided, however, that Borrower shall have no obligation to indemnify the Indemnified Parties hereunder with respect to liability arising from the gross negligence or willful misconduct of any of the Indemnified Parties.

     18.10. COUNTERPARTS. This Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party to be charged.

     18.11. GOVERNING LAW; NO THIRD PARTY RIGHTS. This Agreement, the other Loan Documents and the Notes and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the laws of the State of Missouri applicable to contracts made and to be performed wholly within such State, without regard to any choice or conflict of laws rules. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

     18.12. CAPTIONS. Section captions and the Table of Contents preceding this Agreement are for convenience only and shall not affect the interpretation or construction of this Agreement or the Notes.

     18.13. INCORPORATION BY REFERENCE. All of the terms of the other Loan Documents are incorporated in and made a part of this Agreement by this reference.


     18.14.  STATUTORY NOTICE.  The following notice is given pursuant to
Section 432.045 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

     ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                    [the next nine pages are signature pages]

     Signature page to Amended and Restated Revolving Credit Loan Agreement dated March 16, 1995, between Horizon Healthcare Corporation,
               The Boatmen's National Bank of St. Louis, as Agent,
                    The Boatmen's National Bank of St. Louis,
                      First Interstate Bank of Texas, N.A.,
                           NationsBank of Texas, N.A.,
              Bank of America National Trust & Savings Association,
                       Sunwest Bank of Albuquerque, N.A.,
                       PNC Bank, National Association, and
                         Shawmut Bank Connecticut, N.A.



HORIZON HEALTHCARE CORPORATION, A DELAWARE CORPORATION


By:  /s/ ERNEST A. SCHOFIELD
   ----------------------------------------------------
     Ernest A. Schofield
     Chief Financial Officer and Senior Vice President


Notice Address for Borrower:

Horizon Healthcare Corporation
6001 Indian School Road, NE, Suite 530
Albuquerque, New Mexico 87110
Attn: Chief Financial Officer
FAX No.: (505) 881-5097

     Signature page to Amended and Restated Revolving Credit Loan Agreement dated March 16, 1995, between Horizon Healthcare Corporation,
               The Boatmen's National Bank of St. Louis, as Agent,
                    The Boatmen's National Bank of St. Louis,
                      First Interstate Bank of Texas, N.A.,
                           NationsBank of Texas, N.A.,
              Bank of America National Trust & Savings Association,
                       Sunwest Bank of Albuquerque, N.A.,
                       PNC Bank, National Association, and
                         Shawmut Bank Connecticut, N.A.





THE BOATMEN'S NATIONAL BANK OF ST. LOUIS

as "Agent" and a "Lender"


By:
    /s/ JUAN A. CAZORLA
   -------------------------------------
Name:
        Juan A. Cazorla
     -----------------------------------
Title:
        Assistant Vice President
      ----------------------------------
Notice Address for Agent and Boatmen's:

The Boatmen's National Bank of St. Louis
One Boatmen's Plaza, 800 Market Street
St. Louis, Missouri 63101
Attn: Juan A. Cazorla
FAX No. (314) 466-6499

     Signature page to Amended and Restated Revolving Credit Loan Agreement dated March 16, 1995, between Horizon Healthcare Corporation,
               The Boatmen's National Bank of St. Louis, as Agent,
                    The Boatmen's National Bank of St. Louis,
                      First Interstate Bank of Texas, N.A.,
                           NationsBank of Texas, N.A.,
              Bank of America National Trust & Savings Association,
                       Sunwest Bank of Albuquerque, N.A.,
                       PNC Bank, National Association, and
                         Shawmut Bank Connecticut, N.A.









FIRST INTERSTATE BANK OF TEXAS, N.A.

as a "Lender"


By:
 /s/ SCOTT B. WALKER
   ------------------------------------------
     Scott B. Walker
     Vice President

Notice Address for First Interstate:

First Interstate Bank of Texas, N.A.
1445 Ross Avenue, 3rd Floor
Dallas, Texas 75202
Attn: Scott B. Walker
FAX No.: (214) 740-1543

     Signature page to Amended and Restated Revolving Credit Loan Agreement dated March 16, 1995, between Horizon Healthcare Corporation,
               The Boatmen's National Bank of St. Louis, as Agent,
                    The Boatmen's National Bank of St. Louis,
                      First Interstate Bank of Texas, N.A.,
                           NationsBank of Texas, N.A.,
              Bank of America National Trust & Savings Association,
                       Sunwest Bank of Albuquerque, N.A.,
                       PNC Bank, National Association, and
                         Shawmut Bank Connecticut, N.A.









NATIONSBANK OF TEXAS, N.A.

as a "Lender"


By:
   /s/ GUILLERMO BORDA
   --------------------------------------------
Name:
      Guillermo Borda
     ------------------------------------------
Title:
       Vice President
      -----------------------------------------

Notice Address for NationsBank:

901 Main Street, 67th Floor
Dallas, Texas 75202
Attn: Guillermo Borda
FAX No.: (214) 508-0980

     Signature page to Amended and Restated Revolving Credit Loan Agreement dated March 16, 1995, between Horizon Healthcare Corporation,
               The Boatmen's National Bank of St. Louis, as Agent,
                    The Boatmen's National Bank of St. Louis,
                      First Interstate Bank of Texas, N.A.,
                           NationsBank of Texas, N.A.,
              Bank of America National Trust & Savings Association,
                       Sunwest Bank of Albuquerque, N.A.,
                       PNC Bank, National Association, and
                         Shawmut Bank Connecticut, N.A.









BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION

as a "Lender"


By:
    /s/ WYATT M. RITCHIE
   --------------------------------------------
Name:
        Wyatt M. Ritchie
     ------------------------------------------
Title:
        Vice President
      -----------------------------------------

Notice Address for BOA:

555 South Flower, 11th Floor, #5618
Los Angeles, California 90071
Attn: Wyatt Ritchie
FAX No.:   (213) 228-2756

     Signature page to Amended and Restated Revolving Credit Loan Agreement dated March 16, 1995, between Horizon Healthcare Corporation,
               The Boatmen's National Bank of St. Louis, as Agent,
                    The Boatmen's National Bank of St. Louis,
                      First Interstate Bank of Texas, N.A.,
                           NationsBank of Texas, N.A.,
              Bank of America National Trust & Savings Association,
                       Sunwest Bank of Albuquerque, N.A.,
                       PNC Bank, National Association, and
                         Shawmut Bank Connecticut, N.A.









SUNWEST BANK OF ALBUQUERQUE, N.A.

as a "Lender" and as "Issuer"


By:
   /s/ NANCY K. MADIGAN
   --------------------------------------
Name:
       Nancy K. Madigan
     ------------------------------------
Title:
       Vice President
      -----------------------------------

Notice Address for Sunwest:

303 Roma NW
Albuquerque, New Mexico 87102
Attn: Nancy Madigan
FAX No.:   (505) 764-4178

     Signature page to Amended and Restated Revolving Credit Loan Agreement dated March 16, 1995, between Horizon Healthcare Corporation,
               The Boatmen's National Bank of St. Louis, as Agent,
                    The Boatmen's National Bank of St. Louis,
                      First Interstate Bank of Texas, N.A.,
                           NationsBank of Texas, N.A.,
              Bank of America National Trust & Savings Association,
                       Sunwest Bank of Albuquerque, N.A.,
                       PNC Bank, National Association, and
                         Shawmut Bank Connecticut, N.A.









PNC BANK, NATIONAL ASSOCIATION

as a "Lender"


By:
    /s/ JOSEPH M. RUENIC
   ------------------------------------
Name:
        Joseph M. Ruenic
     ----------------------------------
Title:
        Vice President
      ---------------------------------

Notice Address for PNC:

Two PNC Plaza, 2nd Floor
620 Liberty Avenue
Pittsburgh, PA 15265
Attn: Karen George
FAX No.:  (412) 762-2784

     Signature page to Amended and Restated Revolving Credit Loan Agreement dated March 16, 1995, between Horizon Healthcare Corporation,
               The Boatmen's National Bank of St. Louis, as Agent,
                    The Boatmen's National Bank of St. Louis,
                      First Interstate Bank of Texas, N.A.,
                           NationsBank of Texas, N.A.,
              Bank of America National Trust & Savings Association,
                       Sunwest Bank of Albuquerque, N.A.,
                       PNC Bank, National Association, and
                         Shawmut Bank Connecticut, N.A.








SHAWMUT BANK CONNECTICUT, N.A.

as a "Lender"


By:
/s/ MANFRED D. EIGENBROD
- ------------------------------------------
Name:
    Manfred D. Eigenbrod
- ------------------------------------------
Title:
    Managing Director
- ------------------------------------------

Notice Address for Shawmut:

777 Main Street
12th Floor, MSN 397
Hartford, CT 06115
Attn: Gene F. Martin
FAX No.:   (203) 986-5367

                                   EXHIBIT 1.1

                            GLOSSARY OF DEFINED TERMS


"80% Threshold": is defined on page 26.

"Accounts": as to any Person, shall collectively mean (i) the right of such Person to payment for goods sold or leased or for services rendered by such Person, all other accounts receivable, notes and other obligations owed to such Person, all chattel paper, instruments, documents and other forms of obligations (including but not limited to all obligations that may be characterized as general intangibles or otherwise under the UCC) respecting rights to the payment of money from others, including but not limited to rights to payment of Medicare and Medicaid claims, and all other rights of such Person to the payment of money, whether now owned or hereafter arising or acquired; (ii) all cash and non-cash proceeds and all products of the foregoing; and (iii) all books and records, related to the foregoing; individually, an "Account".

"Adjusted CBR": is defined on page 4.

"Adjusted LIBOR Rate": is defined on page 3.

"Advance Date": is defined on page 9.

"Affected Principal Amount": is defined on page 16.

"Affiliate": with respect to any Person, (a) any other Person who is a partner, director, officer or stockholder of such Person; and (b) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person, and any partner, director, officer or stockholder of such other Person described. For purposes of this Agreement, control of a Person by another Person shall be deemed to exist if such other Person has the power, directly or indirectly, either to (i) vote twenty percent (20%) or more of the securities having the power to vote in an election of directors of such Person or such others charged with the management of such Person, or (ii) direct the management of such Person, whether by contract or otherwise and whether alone or in combination with others.

"Agent": is defined on page 1.

"Aggregate LC Commitment": is defined on page 2.

"Aggregate Revolving Commitment": is defined on page 2.

"Applicable Lending Office": the office of Agent located at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63101, Attn: Juan A. Cazorla.

"Assignee": is defined on page 39.

"Assignment": is defined on page 39.

"Banker's Trust Documents": collectively: (a) that certain Subordination, Attornment and Non-Disturbance Agreement dated as of July 29, 1994 by and among White Oaks, Trustee, and Borrower, (b) that certain Assignment and Security Agreement dated as of July 29, 1994 by and among White Oaks, Trustee, and Borrower, (c) all UCC-1 financing statements executed by Borrower in connection with the foregoing documents, and (d) any and all amendments, modifications, restatements, extensions or replacements of the foregoing.

"Beneficial Owner": as defined in Rule 13-D-3 of the Securities and Exchange Commission.

"BOA": is defined on page 1.

"Boatmen's": is defined on page 1.

"Borrowing Officer" means an officer of Borrower duly authorized on behalf of Borrower to request Revolving Advances or LCs under this Agreement.

"Borrower": is defined on page 1.

"Business Day": a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of either the United States or the State of Missouri, and if the applicable day relates to a LIBOR Advance, LIBOR Interest Period, or notice with respect to any LIBOR Advance, a day on which dealings in Dollar deposits are also carried on in the London interbank market and banks are open for business in London.

"Capital Lease": any lease obligation that has been or should be capitalized under GAAP including, without limitation, the obligations of Borrower under that certain Master Lease Agreement between White Oaks and Borrower dated July 1, 1994, as amended from time to time.

"CBR": is defined on page 4.

"CBR Advance": any Revolving Advance bearing interest at the CBR.

"CBR Increment": is defined on page 4.

"Charter Documents": the articles or certificate of incorporation and bylaws of a corporation; the certificate of limited partnership and partnership agreement of a limited partnership; the partnership agreement of a general partnership; or the indenture of a trust.

"Code": the Internal Revenue Code of 1986, as amended from time to time, and all regulations thereunder of the IRS.

"Collateral": all shares of capital stock and partnership interests owned by Borrower in its Subsidiaries, all shares of capital stock owned by CRC Delaware in Nevada Rehabilitation Services, Corp., all Accounts of Guarantors, and all other property now or hereafter securing or intended to secure the Loan Obligations, and all proceeds thereof.


"Commonly Controlled Entity": a Person which is under common control with another Person within the meaning of Section 414(b) or (c) of the Code.

"Contract": any contract, note, deed, or other agreement or undertaking or any security.

"Covered Person": Borrower, each Guarantor, and all Subsidiaries of the Guarantors, and if Borrower or any Guarantor creates or acquires one or more additional Subsidiaries after the Effective Date, each of such Subsidiaries.

"CRC Delaware": is defined on page 12.

"CRC Stock Pledge Agreement": is defined on page 13.

"Default": any of the events listed in Section 16.1 of this Agreement, without giving effect to any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any other condition, event or act.

"Disclosure Schedule": is defined on page 17.

"DOL": the United States Department of Labor.

"Dollars" and the sign "$": lawful money of the United States.

"EBIT": is defined on page 31.

"EBITDA": is defined on page 31.

"Effective Date": March 16, 1995.

"Eligible Accounts": is defined on page 26.

"ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

"Event of Default": any of the events listed in Section 16.1 of this Agreement as to which any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any further condition, event or act has been satisfied.

"Existing LCs": is defined on page 2.

"Existing Security Documents": is defined on page 13.

"Federal Funds Rate": for any day, the rate per annum (rounded to the nearest 1/100 of 1% or, if there is no nearest 1/100 of 1%, then to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Lender of St. Louis on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Agent on such day on such transactions as determined by Agent.

"Financial Statements": financial statements of Borrower and its Subsidiaries that are furnished to Agent and Lenders as required in Section 14.8 of this Agreement.

"First Interstate": is defined on page 1.

"Fixed Charge Coverage Ratio": the ratio calculated pursuant to Section 15.14.2.

"Four-K": Four-K Investments, L.P., a Texas limited partnership.

"FRB": the Board of Governors of the Federal Reserve System and any successor thereto or to the functions thereof.

"GAAP": those generally accepted accounting principles set forth in Statements of the Financial Accounting Standards Board and in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or which have other substantial authoritative support in the United States and are applicable in the circumstances, as applied on a consistent basis.

"Governmental Authority": the federal government of the United States; the government of any foreign country that is recognized by the United States or is a member of the United Nations; any state of the United States; any local government or municipality within the territory or under the jurisdiction of any of the foregoing; any department, agency, division, or instrumentality of any of the foregoing; and any court whose orders or judgements are enforceable by or within the territory of any of the foregoing.


"Greenery": Greenery Rehabilitation Group, Inc., formerly a Delaware corporation, and now merged with Borrower, with Borrower as the surviving corporation.

"Group": as used in Regulation 13-D issued by the Securities and Exchange Commission.

"Guarantor Security Agreement": is defined on page 13.

"Guarantors": is defined on page 13.

"Guaranty": is defined on page 13.

"Hazardous Waste": any hazardous, radioactive, toxic, solid, special waste or substance or constituent thereof, or any other such substance (as defined under any applicable law or regulation).

"Horizon Holding Assignment": is defined on page 13.

"Indebtedness": as to any Person at any particular date, any contractual requirement enforceable against such Person (i) to repay borrowed money; (ii) to pay the deferred purchase price of property or services; (iii) to make payments or reimbursements with respect to bank acceptances or to a factor; (iv) to make payments or reimbursements with respect to letters of credit or drawings thereunder; (v) that is secured by any Lien on any property of such Person;
(iv) to make payments under any Capital Lease; (v) to make any payment or contribution to a Multi-Employer Plan; (vi) that is evidenced by a note, bond, debenture or similar instrument; (vii) under any conditional sale agreement or title retention agreement; (viii) to make rental or other payments under any Operating Lease; or (ix) to pay interest or fees with respect to any of the foregoing.

"Indemnified Parties": is defined on page 41.

"Indirect Obligation": as to any Person, (a) any guaranty by such Person of any Obligation of another Person; (b) any Lien on any property of such Person that secures any Obligation of another Person, (b) any enforceable contractual requirement that such Person (i) purchase an Obligation of another Person or any property that is security for such Obligation, (ii) advance or contribute funds to another Person for the payment of an Obligation of such other Person or to maintain the working capital, net worth or solvency of such other Person as required in any documents evidencing an Obligation of such other Person,
(iii) purchase property, securities or services from another Person for the purpose of assuring the beneficiary of any Obligation of such other Person that such other Person has the ability to timely pay or discharge such Obligation,
(iv) grant a Lien on any property of such Person to secure any Obligation of another Person, or (v) otherwise assure or hold harmless the beneficiary of any Obligation of another Person against loss in respect thereof; and (c) any other contractual requirement enforceable against such Person that has the same substantive effect as any of the foregoing. The term "Indirect Obligation" does not, however, include the indorsement by a Person of instruments for deposit or collection in the ordinary course of business or the liability of a general partner of a partnership for Loan Obligations of such partnership. The amount of any Indirect Obligation of a Person shall be deemed to be the stated or determinable amount of the Obligation in respect of which such Indirect Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

"Initial Financial Statements": the financial statements of Borrower for the period ended November 30, 1994, as furnished to Agent and Lenders.

"Intercompany Loan": a loan or advance made by a Person from time to time to one or more of its Affiliates, whether or not evidenced by a promissory note.

"Interest Period": as defined on page 4.

"Investment": (a) a loan or advance of money or property to a Person, (b) stock or other equity interest in a Person, (c) a debt instrument issued by a Person, whether or not convertible to stock or other equity interest in such Person, (d) assumption of debt of another Person, (e) assumption of Capital Lease obligations of another Person, (f) assumption of Operating Lease obligations of another person, or (g_) any other interest in or rights with respect to a Person which include, in whole or in part, a right to share, with or without conditions or restrictions, some or all of the revenues or net income of such Person.

"IRS": the Internal Revenue Service.

"Issuer": with respect to LCs issued pursuant to this Agreement, Sunwest or any other Lender or any commercial bank to which Agent or a Lender has granted a participation as provided in Section 18.5 or which is otherwise acceptable to Borrower and the Required Lenders, which at the request of Agent agrees to issue LCs pursuant to this Agreement.

"Law": any statute, rule, regulation, order, judgment, award or decree of any Governmental Authority.

"Leverage Ratio": the ratio calculated pursuant to Section 15.14.3.

"LC": is defined on page 2.

"LC Commitment": is defined on page 2.

"LC Draw": is defined on page 2.

"LC Standby Fee": is defined on page 7.

"Lender": is defined on page 1.

"Lenders": is defined on page 1.

"LIBOR Advance": a Revolving Advance bearing interest at the LIBOR Rate.

"LIBOR Rate": is defined on page 3.

"LIBOR Increment": is defined on page 3.

"Lien": as to any item of tangible or intangible property, any interest therein that secures an Obligation or Indirect Obligation of any Person, whether created by statute (such as but not limited to a statutory lien for work or materials) or under a mortgage, deed of trust, security agreement, financing statement, pledge, hypothecation agreement, assignment, or other document, or which arises under any form of preferential or title retention agreement or arrangement (including but not limited to a conditional sale agreement or a lease) that has substantially the same economic effect as any of the foregoing.

"Loan Documents": this Agreement, the Note, the Security Documents and all other agreements, certificates, documents, instruments and other writings executed in connection herewith.

"Loan Obligations": all of Borrower's Indebtedness owing to the Lenders, whether as principal, interest, fees or otherwise, and all other obligations and liabilities of Borrower to the Lenders under the Loan Documents (including but not limited to all extensions, renewals, modifications, rearrangements, restructures, replacements and refinancings of the foregoing, whether or not the same involve modifications to interest rates or other payment terms), whether now existing or hereafter created, absolute or contingent, direct or indirect, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, or acquired by any or all of the Lenders outright, conditionally or as collateral security from another, including but not limited to the obligation of Borrower to repay future advances by any or all of the Lenders, whether or not made pursuant to commitment and whether or not presently contemplated by Borrower and the Lenders in the Loan Documents.

"Material Adverse Effect": as to any Person and with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, investigation or proceeding), a material adverse effect on the business, operations, revenues, financial condition, property, or business prospects of such Person or the ability of such Person to timely pay or perform such Person's Obligations generally, or in the case of Borrower, specifically the ability of Borrower to pay or perform any of the Loan Obligations.

"Material Agreement": as to any Person, any Contract to which such Person is a party or by which such Person is bound which, if violated or breached, would have a Material Adverse Effect on such Person or any Covered Person, provided that without limiting the foregoing, the Banker's Trust Documents, the REMIC Loan Documents, and the peopleCARE Acquisition Documents shall be deemed Material Agreements.

"Material Law": any Law whose violation by a Person would have a Material Adverse Effect with respect to such Person.

"Material License": (i) as to any Covered Person, any license, permit or consent from a Governmental Authority or other Person and any registration and filing with a Governmental Authority or other Person which if not obtained, held or made by such Covered Person would have a Material Adverse Effect with respect to such Covered Person or any other Covered Person, and (ii) as to any Person who is a party to this Agreement or any of the other Loan Documents, any license, permit or consent from a Governmental Authority or other Person and any registration or filing with a Governmental Authority or other Person that is necessary for the execution or performance by such party, or the validity or enforceability against such party, of this Agreement or such other Loan Document.

"Material Obligation": as to any Person, an Obligation of such Person which if not fully and timely paid or performed would have a Material Adverse Effect on such Person.

"Material Proceeding": any litigation, investigation or other proceeding by or before any Governmental Authority or any arbitration proceeding (i) which involves any of the Loan Documents or any of the transactions contemplated thereby, or involves a Covered Person as a party or any property of a Covered Person, and would have a Material Adverse Effect with respect to any Covered Person if adversely determined, (ii) in which there has been issued an injunction, writ, temporary restraining order or any other order of any nature which purports to restrain or enjoin the making of any Revolving Advance, the consummation of any other transaction contemplated by the Loan Documents, or the enforceability of any provision of any of the Loan Documents, (iii) which involves the actual or alleged breach or violation by a Covered Person of, or default by a Covered Person under, any Material Agreement, or (iv) which involves the actual or alleged violation by a Covered Person of any Material Law.

"Material Subsidiary": any Subsidiary created or acquired by Borrower or any Subsidiary of Borrower of which any of the following is true from time to time, as determined by Agent no more than four times each calendar year: (i) such Subsidiary has gross revenues of more than $2,000,000 during any four quarter period, (ii) such Subsidiary has total assets of more than $2,000,000, or (iii) the aggregate Dollar amount of all investments in and loans made to such Subsidiary by Borrower or any other Subsidiary of Borrower is more than $1,000,000.

"Maturity": as to any Indebtedness, the time when it becomes payable in full, whether at a regularly scheduled time, because of acceleration or otherwise.

"Maximum Available Amount": is defined on page 2.

"Merger Agreement": that certain Agreement and Plan of Merger dated August 2, 1993, between Borrower and Greenery, pursuant to which Borrower merged with Greenery, with Borrower being the surviving corporation, as modified or amended.

"Multiemployer Plan": a Pension Benefit Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

"NationsBank": is defined on page 1.

"NIPSI Assignment": is defined on page 13.

"Non-Use Fee": is defined on page 6.

"Non-Use Rate": is defined on page 6.

"Note": is defined on page 2.

"Notes": is defined on page 2.


"Notice of Conversion/Continuation": is defined on page 5.

"Obligation": as to any Person, any Indebtedness of such Person, any guaranty by such Person of any Indebtedness of another Person, and any contractual requirement enforceable against such Person that does not constitute Indebtedness of such Person or a guaranty by such Person but which would involve the expenditure of money by such Person if complied with or enforced.

"Operating Lease": a lease which is not a Capital Lease.

"PBGC": the Pension Benefit Guaranty Association.

"Pension Benefit Plan": any pension or profit-sharing plan which is covered by Title I of ERISA and all other benefit plans and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

"peopleCARE Acquisition Documents": collectively: (a) Agreement and Plan of Reorganization dated as of June 9, 1994 by and among Borrower and the peopleCARE Corporations, as amended by that certain Amendment No. 1 To Agreement and Plan of Organization dated June 30, 1994; (b) Agreement dated as of July 29, 1994, between the Schlegels and Borrower; (c) Real Estate Contract of Sale between White Oaks, Four-K, and Borrower dated June 9, 1994, as amended by that certain Amendment No. 1 To Real Estate Contract of Sale dated June 30, 1994, and all closing documents referenced therein including, without limitation, any and all title commitments and policies which Borrower is entitled to thereunder; (d) Real Estate Contract of Sale and Master Lease Agreement between White Oaks, Robert J. Schlegel, and Borrower dated June 9, 1994, as amended by that certain Amendment No. 1 To Real Estate Contract Of Sale And Master Lease Agreement, and the closing documents referenced therein including, without limitation, any and all title commitments and policies which Borrower is entitled to thereunder; (e) Master Lease Agreement between White Oaks and Borrower dated July 1, 1994; (f) any and all other documentation with respect to the acquisition and lease by Borrower of certain assets of the peopleCARE Entities, and (g) any and all amendments, modifications, restatements or replacements of the foregoing.

"peopleCARE Corporations": collectively: peopleCARE Heritage Manor Plano, Inc., peopleCARE Heritage Manor Canton, Inc., peopleCARE Heritage Park, Inc., peopleCARE Heritage Village, Inc., peopleCARE Winterhaven, Inc., peopleCARE Heritage Place, Inc., peopleCARE Heritage Forest Lane, Inc., peopleCARE Heritage Oaks, Inc., peopleCARE Heritage Manor Longview, Inc., peopleCARE Heritage Gardens Carrollton, Inc., peopleCARE Heritage Estates, Inc., peopleCARE Heritage Country Manor, Inc., peopleCARE Heritage Western Hills, Inc.

"peopleCARE Entities": collectively, the peopleCARE Corporations, White Oaks, Four-K, and the Schlegels.

"Permitted Capital Leases": is defined on page 28.

"Permitted Indebtedness": is defined on page 28.

"Permitted Indirect Obligations": is defined on page 29.

"Permitted Investments": is defined on page 27.

"Permitted Liens": is defined on page 29.

"Permitted Operating Leases": is defined on page 28.

"Permitted Senior Indebtedness": is defined on page 28.

"Person": any individual, partnership, corporation, trust, unincorporated association, joint venture, limited liability company, Governmental Authority, or other organization in any form that has the legal capacity to sue or be sued. If the context so implies or requires, the term Person includes Borrower.

"PNC": is defined on page 1.

"Prior Agreement": is defined on page 1.


"Regulation D", "Regulation G", and Regulation U": , respectively, Regulation D issued by the FRB, Regulation G issued by the FRB, and Regulation U issued by the FRB.

"Remaining Interest Period": is defined on page 16.

"REMIC Loan Documents": collectively, (a) that certain Loan Agreement between White Oaks and SouthTrust and that certain Promissory Note executed by White Oaks, each dated November 3, 1993, and each evidencing a loan of $14,100,000 with respect to the nursing home known as Heritage Village which is located in Dallas, Texas, (b) that certain Loan Agreement between White Oaks and SouthTrust and that certain Promissory Note executed by White Oaks, each dated November 3, 1993, and each evidencing a loan of $9,500,000 with respect to the nursing home known as Heritage Oaks which is located in Arlington, Texas, (c) that certain Loan Agreement between White Oaks and SouthTrust and that certain Promissory Note executed by White Oaks, each dated November 3, 1993, and each evidencing a loan of $5,000,000 with respect to the nursing home known as Heritage Manor Canton which is located in Canton, Texas, (d) that certain Loan Agreement between White Oaks and SouthTrust and that certain Promissory Note executed by White Oaks, each dated November 3, 1993, and each evidencing a loan of $5,900,000 with respect to the nursing home known as Heritage Place which is located in Dallas, Texas, (e) that certain Loan Agreement between White Oaks and SouthTrust and that certain Promissory Note executed by White Oaks, each dated November 3, 1993, and each evidencing a loan of $5,600,000 with respect to the nursing home known as Heritage Forest Lane which is located in Dallas Texas, (f) that certain Loan Agreement between White Oaks and SouthTrust and that certain Promissory Note executed by White Oaks, each dated November 3, 1993, and each evidencing a loan of $8,900,000 with respect to the nursing home known as Winterhaven and which is located in Houston, Texas, (g) that certain Cross-Collateralization and Cross-Default Agreement by and among White Oaks, PeopleCARE Heritage Village, Inc., PeopleCARE Heritage Forest, Inc., PeopleCARE Heritage Oaks, Inc., PeopleCARE Heritage Manor Canton, Inc., PeopleCARE Winterhaven, Inc., PeopleCARE Heritage Place, Inc., PeopleCARE Heritage Management, Inc., and SouthTrust dated as of November 3, 1993, (h) that certain Deed of Trust and Security Agreement by and among White Oaks, PeopleCARE Heritage Village, Inc., PeopleCARE Heritage Forest, Inc., PeopleCARE Heritage Oaks, Inc., PeopleCARE Heritage Manor Canton, Inc., PeopleCARE Winterhaven, Inc., PeopleCARE Heritage Place, Inc., PeopleCARE Heritage Management, Inc., collectively as grantors, Sarah J. Sumner, as Trustee, and SouthTrust, as beneficiary, dated as of November 3, 1993, (i) that certain Assignment of Rents and Leases dated as of July 29, 1994 by White Oaks to Trustee (j) any and all other agreements, documents, financing statements, and certificates executed by White Oaks in connection with foregoing documents and loan transactions, (k) any and all amendments, modifications, restatements or replacements of the foregoing, and (l) all assignments of the foregoing documents including, without limitation, any documentation evidencing the assignment of the foregoing to SC Funding Corporation or Trustee.

"Reportable Event": a reportable event as defined in Title IV of ERISA or the regulations thereunder.

"Required Lenders": any combination of Lenders holding at least 66 2/3% of the Aggregate Revolving Commitment, provided that, the combination of Lenders comprising the Required Lenders from time to time may not include any Lender which has failed to remit its share of a requested Revolving Advance when all the conditions precedent set forth in Section 11 of this Agreement to such Lenders' obligation to make such Revolving Advance have been satisfied.

"Responsible Officer": as to any Person that is not an individual, partnership or trust, the Chairman of the Board of Directors, the President, the chief executive officer, the chief operating officer, the chief financial officer, the Treasurer, any Assistant to the Treasurer, or any Vice President in charge of a principal business unit; as to any partnership, any individual who is a general partner thereof or any individual who is an officer of a corporate general partner thereof or any individual who has general management or administrative authority over all or any principal unit of the partnership's business; and as to any trust, any individual who is a trustee.

"Revolving Advance": is defined on page 1.

"Revolving Advance Request": is defined on page 9.

"Revolving Commitment": is defined on page 2.

"Revolving Loan": is defined on page 1.

"Schlegels": collectively, Robert J. Schlegel and Myrna D. Schlegel.

"Security Agreement": is defined on page 12.

"Security Documents": collectively, the Security Agreement, the Guarantor Security Agreement, the Guaranty, the Stock Pledge Agreement, the CRC Stock Pledge Agreement, the Horizon Holding Assignment, the NIPSI Assignment, and all additional security agreements, mortgages, assignments, guaranties or similar instruments which may be executed and delivered to Agent or Lenders pursuant hereto, as the same may be amended, modified, restated, or replaced from time to time.

"Senior Funded Debt": is defined on page 31.

"Shawmut" is defined on page 1.

"Stock Pledge Agreement": is defined on page 12.

"Subsidiary": as to any Person, (i) a corporation with respect to which more than 80% of the outstanding shares of stock of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) is at the time owned by such Person or by one or more Subsidiaries of such Person, or (ii) a partnership in which any Person or any Subsidiary of any Person is a general partner or owns a partnership interest therein of 50% or more.

"Sunwest": is defined on page 1.

"this Agreement": this document (including every document that is stated herein to be an appendix, exhibit or schedule hereto (whether or not attached hereto)), as amended, modified, restated or replaced from time to time.

"Total Funded Debt": is defined on page 31.

"Trustee": Bankers Trust Company of California, N.A., as Trustee under that certain Pooling and Servicing Agreement, dated as of October 10, 1993, for SC Commercial Mortgage Pass-Through Certificates, Series 1993-1, as amended from time to time.

"UCC": the Uniform Commercial Code as in effect from time to time in the State of Missouri or such other similar statute as in effect from time to time in Missouri or any other appropriate jurisdiction.

"Ultimate Maturity Date": is defined on page 1.

"United States": when used in a geographical sense, all the states of the United States of America and the District of Columbia; and when used in a legal jurisdictional sense, the government of the country that is the United States of America.

"Unused Commitment": is defined on page 6.

"Welfare Benefit Plan": any plan described by Section 3(1) of ERISA.

"White Oaks": White Oaks Investments, L.P., a Texas limited partnership.

                                    EXHIBIT 2

                          COMMITMENTS AND ADDRESSES OF
                   LENDERS FOR PAYMENT DISTRIBUTIONS BY AGENT


NAME AND ADDRESS                   RATABLE SHARE OF AGGREGATE    RATABLE SHARE
OF LENDER                          REVOLVING COMMITMENT         OF LC COMMITMENT

First Interstate Bank of Texas, N.A.    15.0%                      15.0%
1445 Ross Avenue, 3rd Floor
Dallas, Texas 75202
Attn: Scott Walker
FAX No. (214) 740-1543

The Boatmen's National Bank of          12.0%                      12.0%
St. Louis
One Boatmen's Plaza
800 Market Street
St. Louis, Missouri 63101
Attn: Juan Cazorla
FAX No. (314) 466-6449

NationsBank of Texas, N.A.              20.0%                      20.0%
901 Main Street, 67th Floor
Dallas, Texas 75202
Attn: Guillermo Borda
FAX No. (214) 508-0980

Bank of America N.T. & S.A.             20.0%                      20.0%
555 South Flower,
11th Floor, #5618
Los Angeles, California 90071
Attn:  Wyatt Ritchie
FAX No. (213) 228-2756

Sunwest Bank of Albuquerque,            8.0%                       8.0%
N.A.
303 Roma NW
Albuquerque, New Mexico 87102
Attn: Nancy Madigan
FAX No. (505) 764-4178

                                    EXHIBIT 2
                                     (CONT.)

                          COMMITMENTS AND ADDRESSES OF
                   LENDERS FOR PAYMENT DISTRIBUTIONS BY AGENT


NAME AND ADDRESS              RATABLE SHARE OF AGGREGATE    RATABLE SHARE
OF LENDER                     REVOLVING COMMITMENT          OF LC COMMITMENT


PNC Bank, National Association          12.5%                    12.5%
Two PNC Plaza, 2nd Floor
620 Liberty Avenue
Pittsburgh, PA  15265
Attn: Karen George
FAX No. (412) 762-2784

Shawmut Bank Connecticut, N.A.          12.5%                    12.5%
777 Main Street
12th Floor, MSN 397
Hartford, CT  06115
Attn: Gene F. Martin
FAX No. (203) 986-5367












- --------------------
(1) With respect to each Existing LC and each LC now or hereafter issued pursuant to this agreement, each lender other than Sunwest will be deemed to have purchased a particiption in such LC in the percentage of the LC Commitment for such Lender set forth above, with Sunwest retaining the remaining 8.0% interest in such LC.

                                       ii